UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Sapient Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 6, 2007
Alan J. Herrick
President and Chief Executive Officer

Dear Stockholder,

We invite you to join us at the Annual Meeting of Stockholders of Sapient Corporation, a Delaware corporation. The meeting will be held on Thursday, August 16, 2007 at 9:00 a.m. local time at our headquarters located at 25 First Street, Cambridge, Massachusetts 02141.

This booklet describes how you may participate in our Annual Meeting, whether or not in person, and includes the Notice of Annual Meeting and Sapient’s 2007 Proxy Statement, which describe the formal agenda for the meeting.

In addition to the specific agenda items we will address at the meeting, we will present a general overview of our operations and ongoing strategy, and will be happy to respond to stockholder questions properly brought before the meeting.

For your convenience, our Proxy Statement and Annual Report on Form 10-K are available on the Investor Relations section of our web site located at http://www.sapient.com.

Alan J. Herrick
President and Chief Executive Officer

SAPIENT CORPORATION
25 First Street
Cambridge, Massachusetts 02141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of the Stockholders of Sapient Corporation (“Sapient” or the “Company”) will be held at the Company’s headquarters at 25 First Street, Cambridge, Massachusetts on Thursday, August 16, 2007, at 9:00 a.m. (local time).

The purpose of the Annual Meeting is to take action on the following proposals:

One:	To elect eight directors to serve on our Board of Directors until our 2008 Annual Meeting of Stockholders;

Two:	To approve an amendment to our 1998 Stock Incentive Plan;

Three:	To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007; and

Four: To act on any additional business that may properly come before the Annual Meeting.

If the Annual Meeting is adjourned or postponed for any reason, any action remaining to be taken on the above matters will be resumed on the date to which the meeting is adjourned or postponed.

The record date for the Annual Meeting is June 18, 2007. Only stockholders of record as of the close of business on the record date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is very important and is being solicited by our Board of Directors.  Instructions on how to vote, a discussion of the above proposals, and significant information about the Company may be found in our Proxy Statement. Please carefully review the Proxy Statement and submit your vote at your earliest opportunity using any of the methods available to you as described on the accompanying proxy card and voting instructions. If you plan to attend the Annual Meeting in person, please check the appropriate box on your proxy card prior to submission.

By Order of the Board of Directors,

Kyle A. Bettigole
Assistant Secretary

Cambridge, Massachusetts
July 6, 2007

This proxy statement, proxy card and voting instructions, together with our 2006 Annual Report on Form 10-K (without exhibits), are being distributed to our stockholders of record on our about July 6, 2007.

SAPIENT CORPORATION
25 First Street
Cambridge, Massachusetts 02141

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on August 16, 2007

Information About the Annual Meeting

Why did I receive these proxy materials?

You received this proxy statement, accompanying proxy card or voting instruction form, and our Annual Report on Form 10-K because the Board of Directors of Sapient Corporation is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders.

What proposals are being considered at the Annual Meeting?

The proposals listed on the Notice of Annual Stockholders Meeting are the matters that will be voted on at the Annual Meeting.

How many votes are needed to approve the proposals?

Proposal One:	The eight nominees who receive the greatest number of votes cast will be elected as directors.
Proposal Two:	The approval of the amendment to our 1998 Stock Incentive Plan requires that the votes cast ‘‘For” the proposal exceed votes cast ‘‘Against” the proposal.
Proposal Three:	The ratification of the selection of our independent registered public accounting firm requires that the votes cast ‘‘For” the proposal exceed votes cast ‘‘Against” the proposal.

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on June 18, 2007, the record date, will be entitled to vote at the Annual Meeting.

Stockholder of Record — If you own shares of our common stock and those shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record, or a “record holder.” As a record holder, you may vote in person at the Annual Meeting or by proxy.

Beneficial Owner — If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the “beneficial owner” of shares held in “street name” and these proxy materials have been or will be forwarded to you by your broker, bank or other nominee. For purposes of voting at the Annual Meeting, the broker, bank or other nominee holding your account is considered to be the record holder, but as a beneficial owner you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.

If you are a beneficial owner, you are invited to attend the Annual Meeting but may not vote your shares in person unless you request and obtain a valid proxy issued in your name from your broker, bank or other nominee. To vote your shares in person at the Annual Meeting, you are required to present the following items to the Corporate Secretary before the voting begins: (a) picture identification; (b) an account statement, or a letter from the record holder, indicating that you owned the shares as of the record date; and (c) a proxy from the record holder issued in your name.

How do I vote my shares?

You are entitled to one vote for each share of our common stock that you own.

Whether or not you plan to attend the Annual Meeting, please carefully review the enclosed proxy statement and submit your proxy promptly by one of the methods available to you, as described below.

•	Stockholders of record are requested to submit a proxy by telephone or Internet, or by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-prepaid envelope.

•	Beneficial owners are requested to submit voting instructions to the broker, bank or other nominee via telephone, Internet, or as otherwise specified on the voting instruction form provided by your broker, bank or other nominee.

If you vote by telephone or the Internet, you do not need to return your proxy card or voting instruction form. Instead, please follow the instructions on your proxy card or voting instruction form for telephone and Internet voting. So long as your proxy is received prior to the vote at the Annual Meeting and not revoked, your shares will be voted as directed on your proxy. To make certain that your vote will be received in time, please cast your vote, by your choice of available means, at your earliest opportunity.

How will my shares be voted if I submit my proxy but don’t provide specific instructions?

If a properly executed proxy is submitted and no instructions are given, the proxy will be voted for the election of each of the director nominees, for the amendment to our 1998 Stock Incentive Plan, and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. If other matters are presented at the Annual Meeting, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

May I change my vote after submitting my proxy or voting instruction form?

•	If you are a stockholder of record, you may revoke a proxy at any time before it has been exercised at the Annual Meeting by filing a written revocation with the Secretary of the Company at our headquarters located at 25 First Street, Cambridge, Massachusetts, 02141; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting.

•	If you voted by telephone or the Internet, you may change your vote with a timely and valid later telephone or Internet vote, as the case may be.

•	Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has previously been submitted. The presence of a stockholder at the Annual Meeting (without further action) will not constitute revocation of a previously submitted proxy.

•	If you are the beneficial owner of your shares, you may change previously delivered voting instructions by following the procedure set forth in the voting instruction form provided by the broker, bank or other nominee.

What is a quorum requirement?

To be valid, the Annual Meeting must have a quorum of stockholders present. A quorum of stockholders will be deemed present if at least a majority of the total number of shares of common stock outstanding and entitled to vote as of the close of business on the record date is present or represented by proxy at the Annual Meeting. For purposes of a quorum, abstentions, votes withheld from a director nominee, and broker non-votes will be counted as present. As of the close of business on the record date, 123,679,495 shares of our common stock were outstanding and entitled to vote. Thus, for a quorum to exist, 61,839,748 shares must be present or represented by proxy at our Annual Meeting.

A “broker non-vote” is a proxy submitted by a broker or other nominee for a matter over which the broker or other nominee does not have discretionary voting power and for which such broker or other nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the proxy. A broker or other nominee may vote shares for the election of directors and for the ratification of the independent registered public accounting firm without receiving instructions from the beneficial owners.

May I submit a proposal to be considered for a vote at next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for our 2008 Annual Meeting, a stockholder proposal must be submitted in writing to the Secretary of the Company at our headquarters and received no later than February 6, 2008. If you wish to submit a proposal to be considered at an annual meeting but do not want it to be included in the proxy materials, our by-laws dictate that you must provide such written request not less than 60 nor more than 90 days prior to the meeting, or no later than April 5, 2008. In the event that notice of the date of our 2008 Annual Meeting is provided to stockholders less than 70 days beforehand, and without prior public disclosure, your request must be received no later than the close of business on the tenth day following the date on which such notice or public disclosure was made, whichever occurs first. If you fail to provide timely notice of the proposal that you would like presented at the 2008 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to include such proposal among the matters to be voted upon at the meeting, and to vote on any such proposal, if included. You may find additional information regarding stockholder proposals in our by-laws, which may be accessed on the Investors portion of our web site at http://www.sapient.com.

Where can I find copies of these proxy materials?

For your convenience, these proxy materials are posted on the Investors portion of our web site at http://www.sapient.com. You may also find a copy of this proxy statement and our Annual Report on Form 10-K (with exhibits) (our “Annual Report”) on the web site of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. We will, upon written request and without charge, send you additional copies of our Annual Report (with or without exhibits) and this proxy statement. To request additional copies, please send your requests by mail to Sapient Corporation Investor Relations Department, 25 First Street, Cambridge, Massachusetts, 02141; or by e-mail to ir@sapient.com.

Electronic Delivery of Future Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By opting for electronic delivery of documents, you will receive stockholder communications such as our proxy statement and Annual Report as soon as they become available, and may vote on the matters to be decided at the Annual Meeting over the Internet. Choosing electronic delivery reduces the number of bulky documents in your mail, conserves natural resources, and reduces our printing and mailing costs. To obtain electronic delivery of future mailings, visit http://www.icsdelivery.com/sape and enter information for all of your Sapient Corporation stockholdings. Your enrollment will be effective until you cancel it by following the instructions as provided on the web site. If you have questions about electronic delivery, please do not hesitate to contact our Investor Relations department by mail at 25 First Street, Cambridge, Massachusetts, 02141; or by e-mail at ir@sapient.com.

Householding of Proxy Materials

Some companies, brokers, banks, and other nominee record holders participate in a practice commonly known as “householding,” where a single copy of the proxy statement and annual report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Investor Relations department at the address or web site listed above. If you are receiving multiple copies at your household and wish to receive only one, please notify your bank, broker, or other nominee record holder, or contact our Investor Relations department at the mail or e-mail address listed above.

PROPOSAL 1 —	ELECTION OF DIRECTORS

The first proposal for consideration at our Annual Meeting is the election of eight directors. Upon the recommendation of our Governance and Nominating Committee, the Board of Directors has nominated James M. Benson, Hermann Buerger, Jeffrey M. Cunningham, Darius W. Gaskins, Jr., Alan J. Herrick, Gary S. McKissock, J. Stuart Moore, and Bruce D. Parker for election as directors (collectively, the “director nominees”). Other than Mr. Benson, each of the director nominees is currently a director of the Company. Information about our director nominees can be found on pages 11-12 of this proxy statement.

If elected, each director nominee will serve as a director until our 2008 Annual Meeting, until his successor is duly elected and qualified, or until his death, resignation or removal. Mr. Dennis Chookaszian, a current director, has notified the Company that he will not stand for re-election at the Annual Meeting. Mr. Chookaszian has served as a director of Sapient since 2003 and will retire from the Board immediately prior to the Annual Meeting.

Each of the director nominees has indicated his willingness to serve as a member of our Board of Directors, if elected. However, if any of the director nominees should be unwilling or unable to stand for election, the person acting under the proxy may vote the proxy “FOR” a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected.

The eight director nominees receiving the highest number of “FOR” votes by the shares entitled to be voted will be elected. The persons named in the enclosed proxy card will vote each proxy “FOR” the election of the director nominees unless authority to vote for the election of one or more of the nominees is withheld by marking the proxy card to that effect. Broker non-votes will be voted “FOR” the election of each of the eight director nominees.

For more information about our Board of Directors and its Committees, including the nomination process, see “Information About Our Directors” beginning on page 11 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

PROPOSAL 2 —	AMENDMENT OF 1998 STOCK INCENTIVE PLAN

The second proposal for consideration at the Annual Meeting is the approval of an amendment to the Company’s 1998 Stock Incentive Plan (the “Amendment”). On March 24, 1998, the Company adopted the 1998 Stock Incentive Plan (the “Plan”), and the stockholders approved the Plan on May 8, 1998. Subject to approval at the Annual Meeting, the Amendment will become effective on August 16, 2007. The Plan will expire on March 24, 2008.

On March 29, 2007, based on the recommendations of our Compensation Committee, the Board of Directors voted to amend the Plan, subject to stockholder approval, in order to:

•	extend the term of the Plan to the earlier of (i) the date at which the Plan has no underlying shares available for issuance; or (ii) March 29, 2012;

•	provide that any stock options granted after March 24, 2008 be nonqualified stock options; and

•	allow cash bonuses to be granted under the Plan that qualify for treatment as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code.

The material terms summarized in this proposal are qualified in their entirety by reference to the copies of the Plan and the Amendment included as Appendix A and Appendix B to this proxy statement, respectively.

Summary of the Plan

Subject to adjustment for stock splits and certain other transactions that could affect our capital stock, as of June 18, 2007 there were up to 18,000,000 shares of our common stock authorized for issuance; 3,642,873 shares of our common stock subject to outstanding awards; and 8,838,704 shares available for future grant under the Plan. On June 18, 2007, the closing price of our common stock was $7.66 per share, as reported on the Nasdaq Global Select Market.

The Plan allows for the grant of both incentive and nonstatutory stock options; restricted stock awards; and other stock-based awards, including awards based on certain conditions or convertible into common stock, and the grant of stock appreciate rights. Although the Plan allows for the grant of stock options and awards to consultants and advisors, we currently grant stock options and awards to our employees and directors only. As of June 18, 2007, the Company had approximately 5,382 full-time employees and eight directors.

Plan Administration.  The Plan is administered by our Board of Directors, which has the authority to adopt, amend, and repeal the administrative rules, guidelines and practices relating to the Plan, interpret Plan provisions, and delegate Plan administration to one or more committees of the Board, and subject to certain limitations, to one or more of our executive officers. The Board has authorized the Compensation Committee and the CEO to administer certain aspects of the Plan. Subject to applicable limitations contained in the Plan, any delegate chosen by the Board to administer the Plan may:

•	select award recipients; and

•	determine the following with respect to awards:

•	the number of shares covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the duration of options; and

•	the number of shares subject to any restricted or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price, and repurchase price.

The granting of awards under the Plan is discretionary, and as such, the Company cannot determine the number or type of awards that may be granted in the future to any particular person or group.

New Plan Benefits

If the Amendment is approved by our stockholders it is not determinable what benefits or amounts will be received by, or allocated to (i) the Named Executive Officers (as defined under “Summary Compensation” in this proxy statement), (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, or (iv) all current employees who are not executive officers as a group. The following table outlines the benefits that would have been received or allocated in 2006 by the individuals or groups referenced below under the Amendment based on (i) the market value of all restricted stock units issued in 2006 under the Plan (based on a price of $7.66 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Stock Market on June 18, 2007); and (ii) the number of restricted stock units issued under the Plan for the fiscal year ended December 31, 2006.

1998 Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units (#)

Alan J. Herrick	$1,723,500	225,000
President and Chief Executive Officer
Joseph S. Tibbetts, Jr.	$4,787,500	625,000	(2)
Senior Vice President and Chief Financial Officer
Alan M. Wexler	$383,000	50,000
Senior Vice President, North America
Christian Oversohl	$168,520	22,000
Vice President, General Management, Europe
Sheeroy D. Desai(3)	$306,400	40,000
Executive Vice President, Chief Operating Officer
Jerry A. Greenberg	—	—
Former Co-Chairman and Chief Executive Officer
J. Stuart Moore	—	—
Former Co-Chairman and Co-Chief Executive Officer
Scott J. Krenz	—	—
Former Chief Financial Officer
Susan D. Cooke(4)	$134,050	17,500
Former Chief Financial Officer
Executive Officer Group	$7,732,770	1,009,500
Non-Executive Director Group	$376,336	49,130
Non-Executive Officer Employee Group	$16,694,778	2,179,475	(5)

(1)	Reflects the number of shares underlying the restricted stock unit award multiplied by $7.66 (the closing price of our common stock as reported on the Nasdaq Global Select Stock Market on June 18, 2007).

(2)	For purposes of this table, this number assumes that Mr. Tibbetts received the value in 2006 of all restricted stock units granted to him, including 400,000 with performance-based vesting, which units are subject to market performance requirements and of which 100,000 units were vested as of December 31, 2006; and an additional 225,000 restricted stock units are subject to time-based vesting, none of which were vested as of December 31, 2006.

(3)	None of the units granted to Mr. Desai in 2006 vested prior to his resignation from the Company effective March 31, 2007.

(4)	None of the units granted to Ms. Cooke in 2006 vested prior to her resignation from the Company on October 16, 2006.

(5)	This number includes all restricted stock unit awards granted to non-executive officer employees in 2006. The Company granted an option to purchase common stock to one (1) non-executive officer employee in 2006, the value of which is as follows:

	Number of Shares	Exercise Price	Dollar
Date of Issue	Underlying Option (#)	Per Share	Value ($)(A)

1/3/2006	2,000	$5.96	$3,400

(A)	The dollar value was calculated by using a price per share of $1.70, which is the difference between $7.66 (the closing price of our common stock as reported on the Nasdaq Global Select Stock Market on June 18, 2007) and $5.96 (the option exercise price).

In March 2007, Mr. Herrick was awarded a cash bonus opportunity under the Plan, subject to stockholder approval, that is contingent on the Company’s achievement of the targeted 2007 operating profit dollar amounts established in the Company’s 2007 Business Plan approved by the Board of Directors (the “Operating Profit Target”).

If the Operating Profit Target is fully achieved, Mr. Herrick’s bonus payout will be $425,000 (the “Target Bonus”) under the Proposed Agreement. Depending on the degree of the Company’s achievement against the Operating Profit Target, Mr. Herrick will be eligible to receive either less or more than 100% of the Target Bonus payable (on a “deceleration” / acceleration basis). In any event, if the Company does not achieve more than 40% of its Operating Profit Target, Mr. Herrick will receive no Target Bonus. If our stockholders do not approve the Amendment, Mr. Herrick will receive no bonus under the Plan.

Federal Income Tax Consequences Applicable under the Plan.  The income tax consequences that generally will arise with respect to awards granted under the Plan and with respect to the sale of common stock acquired under the Plan are as follows:

Incentive Stock Options.  Under the Plan, incentive stock options are as defined in Section 422 of the Internal Revenue Code and shall be subject to and construed consistently with the requirements therein. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, taxable income will be recognized with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option (“ISO Stock”). However, the exercise of an incentive stock option may subject the participant to the alternative minimum tax. The following examples apply to the income tax consequences with respect to the exercise of incentive stock options:

•	If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

•	If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the date of grant and one year from the date of exercise (a “disqualifying disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

•	If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options.  A participant will not recognize taxable income upon the grant of a nonstatutory stock option. However, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option (“NSO Stock”) on the exercise date over the exercise price.

•	A participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock.  A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

•	Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

•	For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.  The grant of an award under the Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a nonstatutory stock option, a disqualifying disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

If no contrary indication is made, shares represented by executed proxies will be voted “FOR” the approval of the Amendment. Broker non-votes and abstentions will not be counted as votes with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE SAPIENT CORPORATION 1998 STOCK INCENTIVE PLAN.

PROPOSAL 3 —	RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The third proposal for consideration at our Annual Meeting is to ratify the selection, made by the Audit Committee of our Board of Directors, of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ended December 31, 2007.

PwC has served as our independent registered public accounting firm since 1999 and is independent with respect to the Company and its subsidiaries. We have been advised by PwC that it is an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of PwC is expected to be present at the Annual Meeting to answer appropriate questions, and to make a statement if he or she so desires.

Statement of Independent Registered Public Accounting Firm Fees and Services

The professional services provided by PwC and the aggregate fees for those services rendered to Sapient during the years ended December 31, 2006 and 2005 were as follows:

	2006	2005

Fees for Services Rendered
Audit Fees(1)	$4,442,000	$2,265,100
Audit-Related Fees(2)	$—	$21,000
Tax Fees(3)	$44,000	$126,100
All Other Fees(4)	$5,000	$—

Total	$4,491,000	$2,412,200

(1)	Audit Fees. These fees include services performed by PwC in connection with the audit of our annual financial statements included in our annual filing on Form 10-K; the review of our interim financial statements as included in our quarterly reports on Form 10-Q; the audit of our internal controls over financial reporting; the attestation of management’s report on the effectiveness of internal controls over financial reporting; and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. In addition, the fees for audit services for the year ended December 31, 2006 include services performed in connection with the restatement of our prior period financial statements.

(2)	Audit-Related Fees. These fees are for services provided by PwC such as accounting consultations, and any other audit and attestation services not required by applicable law.

(3)	Tax Fees. These fees include all services performed by PwC for non-audit related tax advice, planning and compliance services.

(4)	All Other Fees. These fees include licenses to web-based accounting and finance reference materials.

Although stockholder approval of the Audit Committee’s selection of PwC is not required by law, the Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. Even if the selection of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year, should the Audit Committee determine that such a change is in the best interests of the Company and its stockholders.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted “FOR” the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of PwC, although it may elect to continue to retain PwC. Broker non-votes will be voted “FOR” the ratification of the selection of PwC as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

Report of the Audit Committee of the Board of Directors

The report by this Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

On behalf of the Company’s Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of Sapient’s financial statements and reports; compliance with laws, regulations and corporate policies; and the independent registered public accounting firm’s qualifications, performance and independence.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2006 and management’s assessment of internal controls over financial reporting as of December 31, 2006. PwC, the Company’s independent registered public accounting firm in 2006, issued its report on the Company’s financial statements and the design and operating effectiveness of the Company’s internal control over financial reporting, the details of which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Additionally, the Committee has discussed with PwC the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee also has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed PwC’s independence from the Company and its management.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year then ended.

The members of the Committee are not professionally engaged in the practice of accounting or auditing, however the Board of Directors has determined that the Committee’s chairperson, Hermann Buerger, is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and applicable Nasdaq listing standards. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.”

Hermann Buerger, Chairperson
Jeffrey M. Cunningham
Bruce D. Parker

Information About Our Directors

Director Nominees

Our director nominees are listed below, with their principal occupation and business experience for at least the last five years, the names of other publicly held companies of which they serve as a director, and their age and length of service as a member of our Board of Directors, as applicable.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	and Directorships During Past Five Years

James M. Benson	60	N/A
Mr. Benson, a director nominee, is a candidate for election to our Board of Directors by our stockholders at our 2007 Annual Meeting, as nominated by the Governance and Nominating Committee of our Board of Directors. Mr. Benson currently is the Chief Executive Officer of Clark Benson LLC (“Clark Benson”), a position he has held since January 2006, and a principal of its parent company, Clark Wamberg, LLC, a position he has held since the company’s formation in February 2007. Mr. Benson served as a director of Clark, Inc., the former parent company of Clark Benson, from January 2006 until March 12, 2007.

Prior to joining Clark Benson, Mr. Benson served as President and Chief Executive Officer of John Hancock Life Insurance Company, a division of Manulife Financial, from 2002 to 2006. From 1997 to 2002, Mr. Benson served as President of MetLife’s Individual Business enterprise, as well as Chairman, President and Chief Executive Officer of two separate MetLife affiliates: New England Financial, and GenAmerica Financial Corporation.

Hermann Buerger	63	2006	Mr. Buerger has been a director and chairperson of our Audit Committee chair since June 2006. Mr. Buerger was employed by Commerzbank AG from 1972 through 2004, holding a variety of senior executive positions, focusing on commercial lending for multinational businesses. Mr. Buerger retired from Commerzbank AG as Chief Executive Officer and regional board member for the Americas. Mr. Buerger currently is a director and chairman of the audit committee of EMS Technologies.
Jeffrey M. Cunningham	54	2004
Mr. Cunningham has been a director since September 2004 and has served as the Chairman of the Board of Directors since October 2006. He is Chairman, CEO, and Editor in Chief of Newsmarkets LLC, parent company of Directorship Magazine. From 2002 through 2005, Mr. Cunningham was CEO of New England Ventures, an investor in media and technology. From 2000 until 2002, Mr. Cunningham was Managing Partner of Schroders, the UK Venture company. From 1998 through 2000, Mr. Cunningham held positions as Chairman of Bankrate.com and was President of the internet incubator, CMGI. From 1980 until 1998, Mr. Cunningham was publisher of Forbes Magazine.

Mr. Cunningham currently serves as a director and Governance Committee chair of Countrywide Financial, a Fortune 100 company, and a director of TheStreet.com. Mr. Cunningham’s previous public board service includes Switzerland’s Schindler Holdings, Data General, Genuity, Equivest, Pagenet and Bankrate.com.

Darius W. Gaskins, Jr.	67	1995	Mr. Gaskins has been a director since September 1995. He is a founding partner of Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	and Directorships During Past Five Years

Alan J. Herrick	41	2006	Mr. Herrick has served as a director and Sapient’s President and Chief Executive Officer since October 2006. Prior to his current position, Mr. Herrick served as Executive Vice President in charge of Sapient North America and Europe. Mr. Herrick joined Sapient in 1995. Prior to joining Sapient, Mr. Herrick held management positions at PSE&G, Prudential, Home Holdings (a division of Zurich Insurance) and several other financial services institutions.
Gary S. McKissock	64	2003	Lt. Gen. McKissock has been a director since March 2003 and currently serves as Compensation Committee chair. Since his retirement from the United States Marine Corps in November 2002, Mr. McKissock has formed a consulting firm which focuses on supply chain management and has served as an advisor to the United States Department of Defense regarding logistics and supply chain management issues. From September 1999 to November 2002, Mr. McKissock was Deputy Commandant, Installations and Logistics at the United States Marine Corps Headquarters in Washington D.C. From September 1998 to September 1999. He was commander of the Marine Corps Materiel Command. From May 1997 to September 1998, Mr. McKissock was commander of the Marine Corps Logistic Bases.
J. Stuart Moore	45	1991	Mr. Moore co-founded Sapient Corporation in 1991 and served as the Company’s Co-Chairman of the Board of Directors and Co-Chief Executive Officer from the Company’s inception until June 1, 2006, at which point Mr. Moore stepped down as Co-Chief Executive Officer. Mr. Moore continued to serve as the Co-Chairman of the Board of Directors until he elected to step down on October 16, 2006 to allow for an independent chairman. Mr. Moore continues to serve as a Board member.
Bruce D. Parker	59	1995	Mr. Parker has been a director since September 1995. He served as Executive Vice President of Sapient from December 1999 until his retirement in July 2002. Mr. Parker has served as the Chairman, CEO and President of AirNet Systems, Inc., an Express Cargo Airline, since December 2006. He also serves as President of the IT Management Group LLC, a consulting company he founded after retiring from Sapient in 2002. Prior to joining Sapient, Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. from December 1997 until December 1999. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System Inc., a transportation company.

Independence of our Board of Directors and its Committees

The listing rules established by Nasdaq require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board. This means that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules.

Our Board of Directors reviewed all relevant transactions or relationships between each Director, or any of his family members, and Sapient, our senior management, and PwC, and has affirmatively determined that each of our directors, other than Alan J. Herrick (our President and Chief Executive Officer), J. Stuart Moore, (a current director and our former co-chief executive officer and co-founder), and Jerry A. Greenberg, (a former director and our former co-chief executive officer and co-founder), are independent directors under the applicable guidelines noted above. The Board specifically reviewed a related party transaction involving James M. Benson, a director nominee, and a Company consultancy, and has affirmatively determined that the relationship does not interfere with Mr. Benson’s independent judgment. See “Benson Relationship to Company Consultant” on page 37 of this proxy statement for specific information with respect to this transaction.

Our Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each of these committees consists solely of Board members who meet the standards for independence required under current Nasdaq listing rules, SEC rules and applicable securities laws and regulations.

Board and Committee Meetings

Our Board of Directors, together with its committees, meets periodically throughout the year, as needed, to direct management of the Company. In 2006, the Board of Directors held twenty (20) meetings and took action without a formal meeting by unanimous written consent five times. Each Board member attended at least 85% of the aggregate of the meetings of the Board and of the regular meetings of the committees on which he served. Mr. Cunningham is the Chairman of the Board and Mr. Gaskins is the Board’s Lead Independent Director. However, the Lead Independent Director position will be eliminated as of the date of the Annual Meeting. Our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Director Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our Annual Meetings. All directors attended the Company’s 2006 Annual Meeting, which was held on June 1, 2006.

Audit Committee

The Audit Committee of our Board of Directors, among other things, reviews our auditing, accounting, financial reporting and internal control functions, and selects our independent registered public accounting firm. See “Report of the Audit Committee of the Board of Directors” on page 10 of this proxy statement.

The current members of the Audit Committee are Messrs. Buerger, Cunningham, and Parker, each of whom is an independent director within the meaning of applicable Nasdaq listing rules, SEC rules and applicable securities laws and regulations. Mr. Buerger serves as the Chairperson of the Audit Committee. The Audit Committee met 35 times in 2006, 19 of which were special meetings attended only by Messrs. Buerger and Cunningham related to the investigation of the Company’s historical stock-based compensation practices.

Our Board of Directors has determined that Mr. Buerger is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and applicable Nasdaq listing standards. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which may be found on the Investors portion of our web site, http://www.sapient.com, under “Corporate Governance.”

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of an independent registered public accounting firm to perform any proposed permissible non-audit services, as outlined in its charter. The Audit Committee has specified certain types of prohibited “non-audit” services that the Company is not authorized to obtain from PwC, as well as types of audit-related and “non-audit” services that are permitted and approved. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of audit and “non-audit” related services. However, for those services that are permitted and approved, the Audit Committee requires the Company to obtain additional approval from the Audit Committee prior to initiating such service by PwC where the fees payable by Sapient are anticipated to exceed $100,000 in the aggregate. All PwC services provided in 2006 were pre-approved by the Audit Committee.

Code of Ethics and Conduct

On November 9, 2006, our Board of Directors approved the amended Sapient Corporation Code of Ethics and Conduct, which covers all employees, directors and independent contractors of the Company, including our Chief Executive Officer and our Chief Financial Officer. A current copy of our Code of Ethics and Conduct may be found on our web site, http://www.sapient.com. Any future amendments to the Code of Ethics and Conduct, and any waivers thereto involving our executive officers, also will be posted on our web site. A printed copy of these documents will be made available upon request.

Compensation Committee

The Compensation Committee of our Board of Directors is responsible for reviewing our overall compensation policies and, with the input of the Chief Executive Officer, setting the compensation of our executive officers. However, our Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Committee regarding his own compensation or individual performance objectives.

The Committee meets at least three times annually, and with greater frequency if necessary. The Committee met six times in 2006, and is currently comprised of Messrs. Cunningham, Gaskins, and McKissock, each of whom meets the criterion for independence required under Nasdaq listing rules, SEC rules and applicable securities laws and regulations. Mr. McKissock serves as the Chairperson of the Committee. Although the Committee regularly meets in executive session, from time to time it invites various members of management, other employees and outside advisors or consultants to join the meeting to make presentations, provide financial or other background information or advice, or otherwise participate. The Committee also retains outside consultants periodically to provide advice regarding trends in compensation practices and comparative benchmarking data.

Under its charter, the Committee may form, and delegate authority to, subcommittees consisting of one or more members of the Committee, as appropriate; provided that decisions of such subcommittees are presented to the full Committee at its next meeting. Unless specifically determined otherwise by the Committee, Mr. McKissock, in his capacity as Chairperson of the Committee, will serve as a one-person subcommittee with the discretionary authority to act on the Committee’s behalf during the periods between Committee meetings, provided that the Chairperson’s actions on the Committee’s behalf are reported to the full Committee at its next meeting. A copy of the Committee’s charter may be found on the Investors portion of our web site, http://www.sapient.com, under “Corporate Governance.”

More detailed information related to our compensation philosophies and goals, as well as the Committee’s specific determinations with respect to executive compensation, may be found under “Compensation Discussion and Analysis,” beginning on page 23 of this proxy statement.

Governance and Nominating Committee

The Governance and Nominating Committee is, among other things, responsible for identifying and evaluating potential candidates for our Board of Directors and making recommendations regarding such candidates to our Board of Directors. The Committee also provides counsel to our Board of Directors regarding principles and practices applicable to governance of the Company, and may engage search firms or other third parties to assist in the identification or evaluation of potential director nominees. In 2006, the Committee did not pay any fees to search firms or other third parties.

The current members of the Governance and Nominating Committee, which met twice in 2006, are Messrs. Buerger, Chookaszian, Cunningham, Gaskins, McKissock and Parker, each of whom meets the criterion for independence required under applicable Nasdaq listing rules, SEC rules, and applicable securities laws and regulations. Mr. Gaskins serves as the Chairperson of the Governance and Nominating Committee. A copy of the Charter of the Governance and Nominating Committee is located on the Investors portion of our web site at http://www.sapient.com, under “Corporate Governance.”

Policy Regarding Stockholder Nominations for Director

The Governance and Nominating Committee will consider and evaluate director candidates as recommended by eligible stockholders. Candidates nominated by eligible stockholders will be considered and evaluated on the same basis as candidates recommended by other sources. In evaluating all candidates for director, the Committee strives to develop a Board and committees of the Board that are diverse in nature and composed of experienced and seasoned advisers. To achieve this goal, the Committee considers a number of factors that it deems relevant, including judgment, skill, diversity, integrity, education, experience, availability, commitment, and the interplay of the nominee’s experience with the experience of other directors.

Pursuant to our Policy Regarding Stockholder Candidates for Nomination as a director, a stockholder is eligible to submit such a recommendation if the stockholder, either individually or as a member of a group, has beneficially owned 1% or more of our common stock for at least a one-year period prior to the nomination date (the “Nominating Stockholder”). A Nominating Stockholder may submit only one candidate for consideration per year, and the aggregate number of candidates that the Governance and Nominating Committee will be required to consider and evaluate under this policy with respect to any Annual Meeting is limited to the number as set forth below:

Number of
Number of Board Members	Candidates:

8 or fewer	1
More than 8 but fewer than 20	2
20 or more	3

If we receive more than the maximum number of candidate recommendations as set forth above, the Governance and Nominating Committee will review and evaluate for possible nomination candidates recommended by those Nominating Stockholders with the highest level of beneficial ownership of our common stock, until the Committee has evaluated the maximum number of candidates referenced above.

A Nominating Stockholder should submit a nomination in writing, delivered (by registered mail, signature required, where available) to our Board of Directors, in care of our General Counsel, at the address as listed on the first page of this proxy statement. To be considered for our 2008 Annual Meeting, nominations must be received no later than the 120th calendar day prior to the date we expect to release the 2008 Annual Meeting proxy statement to stockholders, or January 16, 2008.

Each nomination by a Nominating Stockholder must contain the following information:

•	Name of the nominee and all information regarding the nominee, as required under SEC rules to be disclosed in a proxy statement soliciting proxies for the election of directors;

•	Confirmation that the nominee meets the standard for independence required under Nasdaq listing rules, or, if not, a description of the reasons why the nominee does not meet applicable standards;

•	Name, address and number of shares beneficially owned by the Nominating Stockholder submitting the nomination;

•	A representation that the Nominating Stockholder will remain a beneficial owner of 1% or more of our common stock through the date of the next annual meeting. A Nominating Stockholder who is not a registered holder of common stock must provide evidence of eligibility as provided in SEC Exchange Act Rule 14a-8(b)(2); and

•	A description of all relationships, arrangements or understandings (whether written or oral) between the Nominating Stockholder (or any member of a qualifying group of stockholders) and the nominee, or any person or entity regarding the nominee.

Each nomination submitted by a Nominating Stockholder must contain additional information as required by our Policy Regarding Stockholder Candidates for Nomination as a Director, located on the Investors portion of our web site, http://www.sapient.com, under “Corporate Governance.”

Policy Regarding Stockholder Communications with our Board of Directors

Our stockholders may submit correspondence to our Board of Directors. The correspondence should be submitted in writing and delivered (by registered mail, signature required, where available) to the Board of Directors, in care of our General Counsel, at the address listed on the first page of this proxy statement. Our General Counsel will forward each submission, without editing or alteration, to the chairman of the Board (or to the independent director having the longest tenure of Board service if the Board does not have a chairman at the time of submission), no later than the next scheduled meeting of the Board. Correspondence to the Board must contain the information listed in the Company’s Policy Regarding Stockholder Communications with Directors, located on the Investor portion of our web site, http://www.sapient.com, under “Corporate Governance.”

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2006 to each of our non-employee directors.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation
Name	($)(1)	($)(2)(4)	($)(3)(4)	($)(5)	Total ($)

Hermann Buerger	$47,292	$9,950	—	$40,000	$97,242
Dennis H. Chookaszian	$51,208	$23,342	$29,683	—	$104,234
Jeffrey M. Cunningham	$58,500	$23,342	$37,236	$40,000	$159,078
Darius W. Gaskins, Jr.	$62,000	$23,342	$14,905	—	$100,247
Gary S. McKissock	$51,000	$23,342	$27,568	—	$101,910
Bruce D. Parker	$44,000	$23,342	$19,609	—	$86,951

(1)	Amount includes all payments made in 2006 for meeting attendance, and, where applicable, service as a lead director and/or a committee chair.

(2)	Amounts reflect the compensation cost of the restricted stock held by our non-employee directors for the year ended December 31, 2006, calculated in accordance with SFAS 123(R) expensed over the vesting period of the restricted stock, but do not include any assumed forfeitures.

On June 1, 2006, all non-employee directors, except Mr. Buerger, received a restricted stock unit (“RSU”) grant with a fair market value of $40,000 that “cliff” vests 100% on June 1, 2007. Mr. Buerger received an RSU grant with a fair market value of $68,250 that vests 25% per year for four years.

(3)	Amounts reflect the compensation cost of the stock options held by our non-employee directors for the year ended December 31, 2006, calculated in accordance with SFAS 123(R) and using the Black-Scholes valuation model utilizing the Company’s assumptions expensed over the vesting period of the stock options, but does not include any assumed forfeitures. No stock options were granted to our directors in 2006.

(4)	As of December 31, 2006, our non-employee directors have the following RSUs and stock options outstanding:

	RSUs	Options
Director	Outstanding	Outstanding

Hermann Buerger	12,500	None
Dennis H. Chookaszian	7,326	65,100
Jeffrey M. Cunningham	7,326	22,600
Darius W. Gaskins, Jr.	7,326	103,100
Gary S. McKissock	7,326	65,100
Bruce D. Parker	7,326	557,396

(5)	Reflects a one-time payment for service relating to the investigation of the Company’s historical stock-based compensation practices.

As of January 1, 2007, as consideration for their service on the Board, we pay each of our non-employee directors an annual retainer of $15,000 and the following additional retainers, as applicable:

• Chairman	$50,000
• Lead Independent Director	$20,000
• Chairman of the Audit Committee	$30,000
• Chairman of the Compensation Committee	$10,000
• Chairman of the Nominating and Governance Committee	$5,000

All annual retainers are paid in four equal quarterly installments, provided that the director continues to serve in such capacity. Additionally, we pay non-employee Directors the following attendance fees:

• Attendance in person at a Board meeting	$2,000
• Attendance in person at Audit Committee meeting	$1,000
• Attendance in person at a Committee meeting	$750

If a director participates in either a Board or committee meeting by telephone, rather than in person, or if the committee meeting is held on the same day and at the same location as a Board meeting, the director receives one-half of the applicable meeting fees. Additionally, we reimburse each non-employee director for expenses incurred in connection with his meeting attendance.

Pursuant to our 1998 Stock Incentive Plan, and under the revised Board compensation plan approved by our directors effective as of January 1, 2007, each of our non-employee directors is granted the following equity grants in connection with his service on the Board:

Board Membership Status	Equity Grants(1)	Vesting Schedule

Initial election to our Board of Directors:	RSU grant in the amount equal to the number of shares of Sapient common stock having an aggregate fair market value of $75,000 (but in no event exceeding 12,500 shares).	Vests in four equal annual installments (provided that the RSU holder is serving as a Director on each vest date).
Re-election to our Board of Directors:	RSU grant in the amount equal to the number of shares of Sapient common stock having an aggregate fair market value of $40,000.	Vests in full on the first anniversary of the date of the grant (provided that the RSU holder is serving as a director on the vest date).

(1)	The fair market value of the equity grants is calculated based on the last reported sale price per share of our common stock on the date of grant, as listed on the Nasdaq Global Select Market.

Effective as of the date of our 2007 Annual Meeting of Stockholders, the Board has approved the following adjustments to compensation paid to non-employee directors under the Board compensation plan:

•	An increase to the Annual Board Member Retainer from $15,000 to $25,000;

•	An increase to the Annual Board Chairman Retainer from $50,000 to $60,000;

•	Elimination of the Lead Independent Director Retainer; and

•	An increase to the Annual Compensation Committee Chairman Retainer from $10,000 to $20,000.

All other cash compensation paid to our non-employee directors under the Board compensation plan is to remain unchanged. No adjustments were made to RSUs granted under the Board compensation plan.

Although he is a non-employee director, J. Stuart Moore, our former co-Chairman and co-Chief Executive Officer, receives the following in lieu of the Board compensation as described above:

•	COBRA Benefits Continuation. The Company will continue to pay Mr. Moore’s COBRA medical insurance premiums until the 15th anniversary of his resignation date (i.e., until June 1, 2021), and his

COBRA dental insurance premiums for the 18-month period following his resignation date (i.e., for the period ending January 31, 2008).

•	Business-Related Expenses. Mr. Moore is reimbursed by the Company for Company-related travel and expenses.

•	Office and Support Services. The Company provides Mr. Moore with the following office and support services:

•	office space at Company headquarters

•	e-mail and Company intranet access

•	laptop and IT support

•	business cards reflecting his continuing role as Board member and Co-Founder

•	administrative support from his prior executive assistant (or her successor).

Except as outlined above, our directors receive no other cash compensation for serving as directors.

Change-in-Control Arrangements in Director Stock Options

Certain stock options that we have granted to our directors contain “change-in-control” provisions. Under the terms of the applicable stock option agreement for each of these grants, the vesting of shares under these stock option grants will be accelerated by twelve months in the event of a change in control of the Company. The following table summarizes the director stock options containing such “change-in-control” provisions:

Number of Underlying
Director	Option Shares

Hermann Buerger	—
Dennis H. Chookaszian	50,000
Jeffrey M. Cunningham	16,300
Darius W. Gaskins, Jr.	20,000
Gary S. McKissock	50,000
Bruce D. Parker	30,000

Information about Ownership of Our Common Stock

The following table sets forth information as of June 18, 2007 regarding the beneficial ownership of shares of our common stock by: (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock, (ii) each director and director nominee, (iii) each of our executive officers named in the Summary Compensation Table included in this proxy statement, and (iv) all of our current executive officers and directors as a group. The table is based on information supplied to us by our officers, directors, 5% stockholders, and a review of Schedules 13G, as filed with the SEC.

The number of shares beneficially owned includes any shares that may be acquired by exercising stock options that are either immediately exercisable or will become exercisable on or before August 17, 2007 (60 days from June 18, 2007) as well as any RSUs that have not yet vested but will have vested as of that date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the person’s percentage ownership, but they are not treated as outstanding for purposes of computing the percentage ownership of any other person. Applicable percentages are based on 123,679,495 shares of common stock outstanding as of June 18, 2007.

	Amount and Nature of Beneficial Ownership(1)
		Number of		Percentage of
		Options		Outstanding
	Number of Shares	Exercisable		Common Stock
	Beneficially	On or Before		Beneficially
Name of Beneficial Owner	Owned	08/17/2007	Total	Owned

5% Stockholders
Jerry A. Greenberg(2)	20,508,741	—	20,508,741	16.6%
c/o Bowditch & Dewey, LLP One International Place Boston, MA 02110-2602
J. Stuart Moore(3)	21,156,832	—	21,156,832	17.1%
c/o Sapient Corporation 25 First Street Cambridge, MA 02141
Samuel C. Sichko (as trustee)(4)	15,765,877	—	15,765,877	12.7%
Bowditch & Dewey, LLP One International Place 44th Floor Boston, MA 02110
Paul E. George (as trustee)(5)	8,148,929	—	8,148,929	6.6%
Kellogg & George, P.C 8 Grove Street Wellesley, Massachusetts 02482
Wellington Management Company, LLP(6)	16,733,391	—	16,733,391	13.5%
75 State Street Boston, MA 02109
Directors and Director Nominees
James M. Benson	—	—	—
Hermann Buerger	3,125	—	3,125	*
Dennis H. Chookaszian(7)	7,326	65,100	72,426	*
Jeffrey M. Cunningham	72,326	14,450	86,776	*
Darius W. Gaskins, Jr.	97,726	103,100	200,826	*
Gary S. McKissock	12,326	65,100	77,426	*
J. Stuart Moore	See “5% Stockholders” Above
Bruce D. Parker	9,629	557,396	567,025	*

	Amount and Nature of Beneficial Ownership(1)
		Number of		Percentage of
		Options		Outstanding
	Number of Shares	Exercisable		Common Stock
	Beneficially	On or Before		Beneficially
Name of Beneficial Owner	Owned	08/17/2007	Total	Owned

Named Executive Officers
Alan J. Herrick	50,351	440,566	490,917	*
Joseph S. Tibbetts, Jr.	100,000	—	100,000	*
Alan M. Wexler	15,105	177,161	192,266	*
Sheeroy D. Desai(8)	832,052	549,702	1,381,754
Christian Oversohl	158,770	136,854	295,624	*
Scott J. Krenz(9)	3,000	—	3,000	*
Susan D. Cooke(10)	61,617	250,252	311,869	*
Jerry A. Greenberg(11)	See “5% Stockholders” Above
J. Stuart Moore(12)	See “5% Stockholders” Above
All Executive Officers and Directors, as a Group (14 persons)(13)	22,029,361	2,216,242	24,245,603	19.6%

*	Less than 1%

(1)	To the best of our knowledge, each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted, and subject to community property laws where applicable.

(2)	Includes (i) 4,209,618 shares held by two trusts of which Mr. Greenberg is a co-trustee and over which he shares voting or investment power, (ii) 18,262 shares held by a trust over which Mr. Greenberg does not have voting or investment power, but in which his wife and children are beneficiaries, and (iii) 3,573,893 shares held by three trusts, over which Mr. Greenberg does not have voting or investment power, but in which he has pecuniary interest therein. Mr. Greenberg disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interests therein.

(3)	Includes (i) 925,577 shares held by a trust of which Mr. Moore’s wife is a co-trustee and in which his wife and children are beneficiaries, and over which his wife shares voting and investment power, (ii) 160,000 shares held by Eaglis Aggressive Growth, LLC, a Massachusetts limited liability company of which Mr. Moore is the manager, and over which Mr. Moore has sole voting and investment control, (iii) 1,074,910 shares held by a trust over which Mr. Moore does not have voting or investment power, but in which his children are beneficiaries, (iv) 6,148,442 shares held by a trust over which Mr. Moore does not have voting or investment power, but in which his children are beneficiaries, and (v) 740,752 shares held by a trust over which Mr. Moore does not have voting or investment power, but in which he is has a pecuniary interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interest therein.

(4)	Mr. Sichko serves as trustee or co-trustee of certain trusts established by Messrs. Greenberg and Moore. The shares listed in the above table represent shares of common stock over which Mr. Sichko maintains sole voting or investment control (4,332,907 shares) and shares voting or investment control (11,432,970 shares) as trustee or co-trustee of these trusts. Mr. Sichko has disclaimed beneficial ownership of, and any pecuniary interest in, all shares of common stock held by these trusts.

(5)	Mr. George is a co-trustee of certain trusts established by Mr. Moore. The 8,148,929 shares listed in the above table represent shares of common stock over which Mr. George shares voting or investment control in his capacity as co-trustee. Mr. George does not maintain sole voting or investment control with respect to any of the shares of common stock held by these trusts, and has disclaimed beneficial ownership of, and any pecuniary interest in, all such shares.

(6)	Based on Schedule 13G filed with the SEC on February 14, 2007, Wellington Management Company, LLP, in its capacity as an investment adviser, reported that as of December 31, 2006, it may be deemed to beneficially own 16,733,391 shares of common stock that are held of record by clients of Wellington Management. Of the 16,733,391 shares, Wellington Management shares the power to vote 12,476,891 shares and has shared power to dispose or to direct the disposition of 16,379,291 shares.

(7)	Mr. Chookaszian has notified the Company that he will not stand for re-election as a Director and will retire from the Board immediately prior to the Annual Meeting.

(8)	Mr. Desai, a former executive officer of the Company, resigned effective March 31, 2007.

(9)	Mr. Krenz, former Chief Financial Officer of the Company, resigned on August 10, 2006.

(10)	Ms. Cooke served as Chief Financial Officer of the Company from August 10, 2006 until her resignation on October 16, 2006.

(11)	Mr. Greenberg co-founded Sapient in 1991 and served as Co-Chief Executive Officer and Co-Chairman of the Board, together with J. Stuart Moore, until June 1, 2006, from which date he continued to serve as the Company’s sole Chief Executive Officer until his resignation on October 16, 2006. Mr. Greenberg continues to serve as a consultant to the Company.

(12)	Mr. Moore, co-founder and former Co-Chief Executive Officer and Co-Chairman of the Board of the Company, resigned as Co-Chief Executive Officer on June 1, 2006. Mr. Moore continues to serve as a Director, although he stepped down as Co-Chairman of the Board on October 16, 2006.

(13)	Includes 418,171 shares (and 656,515 shares subject to options exercisable within 60 days) held by three officers not required to be named in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and persons holding more than 10% of our common stock, are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC, and to provide us with a copy of any such filings. Based on a review of the copies of such reports provided to us, and written representations that no other reports were required, we believe that our directors, officers and other persons holding more than 10% of our common stock complied with all Section 16(a) filing requirements during 2006, except as set forth below.

Administrative oversights caused late filings of the following required forms: (i) an Initial Statement of Beneficial Ownership of Securities (Form 3) for each of Christian Oversohl and Alan M. Wexler related to their October 19, 2006 designation as executive officers of the Company, (ii) a Statement of Changes in Beneficial Ownership (Form 4) for each of Sheeroy D. Desai, Alan J. Herrick, Jane E. Owens and Gary S. McKissock, relating to the amendment of outstanding options held by the reporting persons associated with Section 409A of the Internal Revenue Code of 1986; and (iii) Forms 4 for each of Preston B. Bradford, Sheeroy D. Desai, Alan J. Herrick and Jane E. Owens associated with the Company withholding certain shares to satisfy income tax obligations of the reporting persons associated with the release of vested RSU awards to such persons.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2006, the number of options and awards issued under our equity compensation plans and the number of awards available for future issuance under these plans.

(a)
	Number of Securities to		(b)	(c)
	be Issued Upon		Weighted-Average	Number of Securities Remaining Available
	Exercise of		Exercise Price of	for Future Issuance Under Equity
	Outstanding Options,		Outstanding Options,	Compensation Plans (Excluding Securities
Plan Category	Warrants, and Rights		Warrants and Rights	Reflected Column (a))(1)(2)

Equity compensation plans approved by stockholders	18,577,492		$8.69	13,797,398
Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	18,577,492	(3)	$8.69	13,797,398

(1)	8,847,235 of the shares listed in column (c) may be issued in the form of restricted stock or RSUs, pursuant to the terms of our 1998 Stock Incentive Plan. No shares of restricted stock or RSUs are currently available for issuance under our other equity compensation plans.

(2)	Column (c) includes 1,772,080 shares that are available for issuance under our 2005 Employee Stock Purchase Plan as of June 1, 2006.

(3)	14,609,808 of the shares listed in column (a) have a weighted-average exercise price of $11.05.

Comparative Stock Performance

The following graph compares the cumulative five-year total stockholder return on our common stock from December 31, 2001 through December 31, 2006, with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index — Computer Services Index. The comparison assumes the investment of $100 on December 31, 2001, in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
Sapient Corporation	100.00	26.55	73.06	102.46	73.70	71.11
Nasdaq Composite Index	100.00	68.47	102.72	111.54	113.07	123.84
GSTI Computer Services Index	100.00	62.86	77.73	83.76	88.76	99.39

Executive Compensation

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The primary purpose of Sapient’s executive compensation programs (“Executive Programs”) is to establish a meaningful reward system within an appropriate cost structure that aligns executive compensation with the interests of our shareholders. The objectives and strategy concerning our Executive Programs are as follows.

•	We administer a clear, understandable reward program that enables Sapient to attract and retain top management talent critical to improving our performance and building long-term shareholder value.

•	We aim to structure executive compensation that, subject to our executives’ and Company performance, will result in:

•	total compensation that emphasizes components tied to — and dependent upon — achievement of Company and individual performance.

•	base pay being targeted at amounts not above market median (“Median”), consistent with our emphasis on “variable” compensation (i.e., bonus pay and equity awards) over “fixed” compensation (i.e., base pay);

•	base pay plus cash bonus eligibility (“Total Cash”) targeted “at Median” for Total Cash; and

•	Total Cash, combined with equity incentive compensation, targeted to exceed the Median for total executive compensation.

•	We have designed our Executive Programs to promote a performance-based culture that rewards our executives based on both overall Company performance and individual performance. We weigh individual performance and contributions significantly in determining base salary, bonus pay and equity-based awards for our executives.

•	To encourage individual performance and achievement, we place a significant portion of our executives’ compensation at risk in the form of variable pay (defined as the annual cash bonus and equity-based awards).

•	We administer short-term (e.g., annual cash bonus) and long-term (e.g., equity-based compensation) incentives in a manner intended to promote Sapient’s short-term operational objectives, such as business unit performance, and long-term strategic goals.

Role of the Compensation Committee

The Compensation Committee (the “Committee”) of our Board of Directors approves and oversees the framework for our Executive Programs, including the elements and amounts of compensation for our executive officers. The Committee consists of three non-employee directors of Sapient, each of whom is an independent director under the Nasdaq listing requirements. The Committee’s decisions and decision-making processes concerning executive compensation are informed by consultation with Sapient’s Chief Executive Officer (the “CEO”), who provides input regarding those officers’ job performances, as well as by general market information regarding compensation trends that becomes available to the Company through its normal recruiting efforts and industry awareness or through benchmarking information provided by an outside compensation firm retained by the Company (the “Management Adviser”). Additionally, the Committee’s decisions and decision-making processes concerning executive compensation for our Chief Financial Officer (the “CFO”) have been informed by ExEquity, LLP, an independent compensation adviser retained by the Committee (the “Third-Party Adviser”). The Third-Party Adviser, as noted below, also has been advising the Committee concerning a proposed compensation package for our CEO, which we expect to finalize in the near future. The Committee’s Charter, which the full Sapient Board of Directors has approved, describes the Committee’s functions in greater detail, and is available via our website at http://www.sapient.com.

Our CEO and Vice President — People Success (who oversees the Company’s human resources functions) typically attend Committee meetings in which the Committee reviews the performance of the Company and individual executives (other than themselves) and approves executive compensation. The Committee weighs the CEO’s recommendations regarding pay issues applicable to other executives and members of senior management who compose our company-wide leadership team. Other members of management and certain other Board members may also participate in the executive compensation review and approval process on an as-requested basis. However, the Committee retains ultimate decision-making authority over the compensation decisions for these individuals, and the Committee members only (and no members of management) may approve executive compensation.

Sapient’s Board of Directors appointed our current CEO, Alan J. Herrick, to the CEO role in October 2006. Since his appointment, Mr. Herrick’s base pay and equity compensation have remained unchanged. However, with respect to Mr. Herrick’s 2006 cash bonus, the Committee determined, in consultation with the Third-Party Adviser, that Mr. Herrick’s payout should be prorated, with the bonus portion applicable to the 2006 period before Mr. Herrick became CEO being calculated on an unchanged basis, and the portion applicable to the remainder of 2006 when Mr. Herrick served as CEO being established at $70,000, to reflect Mr. Herrick’s assumption of increased responsibilities.

The Committee and Mr. Herrick are currently negotiating a proposed compensation package for Mr. Herrick for 2007. This proposed package is anticipated to be retroactive to January 1, 2007, in certain respects. In connection with these negotiations, the Committee has retained the Third-Party Adviser to provide it with benchmarking data and recommendations concerning the components and size of the proposed package. Additionally, the Committee has conducted special “executive sessions” to evaluate the package, which we expect to finalize in the near future.

Prior to Mr. Herrick’s appointment as CEO in October 2006, Jerry A. Greenberg and J. Stuart Moore, the Company’s co-founders, shared the CEO role (however, Mr. Greenberg served as sole CEO from June 1, 2006 until October 16, 2006). Each co-CEO’s compensation package consisted solely of a base salary of $50,000 for all years in which he served as co-CEO. The co-CEOs did not receive annual cash bonus awards or long-term incentive grants during their tenure as co-CEOs. Accordingly, Committee review of their compensation packages neither occurred nor was necessary.

Compensation and Benefits Structure

This section describes each aspect of our compensation and benefits structure:

•	Pay Level — determination of the appropriate levels of pay

•	Pay Mix — determination of each element of compensation, its purpose and design, and its relationship to the Executive Programs

•	Pay-for-Performance— determination of the performance measures and goals used in the Executive Programs

Pay Level

The Committee determines executive pay levels based on several factors, including an individual’s experience and role, responsibilities and performance at Sapient, and comparative pay levels for peers within Sapient and in similar job functions in the marketplace.

To the extent it deems advisable, the Committee uses appropriate tools and resources to review the aggregate value delivered to each executive by each pay element (i.e., base salary, bonus and equity-based awards). To evaluate and develop the actual and proposed compensation packages for the CEO and CFO, the Committee retained the Third-Party Adviser, who made recommendations informed by benchmarking of compensation for CEOs and CFOs in several comparable peer group companies.

For other executive officers, the Committee’s decisions and decision-making processes concerning executive compensation are informed by consultation with the CEO, who provides input regarding those officers’ job performance, as well as by general market information regarding compensation trends that becomes available to the Company through its normal recruiting efforts and industry awareness or through benchmarking information provided to the Company by the Management Adviser.

Consistent with our stated compensation philosophy to tie total compensation closely to — and make it heavily dependent upon — achievement of Company and individual performance, we emphasize “variable” compensation (i.e., bonus and equity-based awards) over “fixed” compensation (i.e., base salary). Accordingly, relative to an assessment of competitive market practices, the Committee aims to establish executive base salaries targeted not above Median, with Total Cash executive compensation targeted at Median, and total executive compensation (inclusive of equity-based incentive compensation) targeted above Median. However, pay levels and opportunities for specific individuals and/or job functions may vary from these targets, based on market demand for particular talent and other factors. As a result of our emphasis on performance-based pay, actual total compensation in a given year may vary well above or well below our targeted compensation relative to Median levels, based primarily on the Company’s attainment of its operating goals and individual performance achievement.

Pay Mix

The Committee believes strongly in the importance of assessing each pay element in relation to the other pay elements that the Executive Programs comprise. To determine optimal pay mix, the Committee reviews a variety of information provided by the Company regarding our executives, including historic equity grants, salary progression, target and actual bonus levels by year, experience levels and job responsibilities, as well as general market information.

Sapient’s Executive Programs consist of the following pay elements:

•	Base Salary — fixed pay amount determined based upon an individual’s experience and role, responsibilities and performance at Sapient, and comparative pay levels for peers within Sapient and in similar job functions in the marketplace.

•	Annual Incentive Bonus — an annual incentive pay plan that is designed to reward Company and individual performance and attainment of annual business goals, with target award opportunities generally expressed as a percentage of an executive’s base salary.

•	Long-term Incentives — stock-based awards that generally vest over several years and are intended to tie the interests of our executives to those of our shareholders, and reward the executives for achievement of our long-term business goals and strategic context (which comprises our purpose, core values, vision, goals and “client value proposition”) (“Strategic Context”). These awards also are intended to promote retention among our executives, who are our key Company leaders.

•	Benefits — additional programs offered to provide appropriate health care coverage and other benefits to our employees and their families. The Company maintains a 401(k) program for all eligible employees, but does not offer any special “tax advantaged” programs for its executives. The Committee believes our benefit plans assist Sapient in its mission to attract and retain high quality employees.

Base Salaries

As noted above, our compensation philosophy emphasizes the aspects of compensation that are performance-dependent. Accordingly, the Committee targets executive base salaries not above Median, and places greater emphasis on variable compensation in the form of bonus and equity-based awards. However, pay levels and opportunities for specific individuals and/or job functions may vary from these targets, based on market demand for particular talent and other factors.

Adjustments to executives’ base pay levels are determined annually based upon numerous factors, including individual performance, job responsibilities, impact on the development and achievement of our strategic initiatives, the then-current state of the labor market, compensation data available from general industry resources and our ability to attract and retain critical executives.

Annual Incentive Program

Our annual incentive plans are designed to reward individual performance and our achievement of our short-term operating objectives. Our executives are eligible to receive annual bonuses under our Global Performance Bonus Plan, paid in cash or equity. Consistent with our pay level strategy, we set annual incentive levels for our executives at an amount intended to generate target Total Cash compensation that is at Median. Annual incentives for our executives range from 30% to 100% of the executives’ base salaries. In 2006, our executives received annual incentive pay based on several factors, including Company and business unit operating profit, progress against our Strategic Context and an overall individual performance score. In the aggregate, and as a result of our 2006 performance, actual awards paid to our executives for 2006 were significantly less than the aggregate bonus targets that the Committee established for 2006.

To date, payments under our annual incentive plans have not qualified as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Committee is currently in the process of qualifying certain future compensation for purposes of Section 162(m), but may continue to make payments that do not comply with this statute to the extent it deems necessary and/or advisable.

Messrs. Herrick and Tibbetts, who assumed the CEO and CFO roles, respectively, in October 2006, were guaranteed prorated 2006 cash bonus payouts for the period of time they served in these roles. The Committee reviewed the market appropriateness of these guaranteed payouts with the Third-Party Adviser prior to approving them.

Long-Term Incentive Program

The Committee uses long-term incentives to balance the short-term focus of our annual incentive program by tying rewards to executive performance over multi-year periods. Under three of our long-term incentive plans, approved by our shareholders at Sapient’s 1996, 1998, and 2001 Annual Meetings, the Committee may grant a variety of long-term incentive vehicles to our executives, including stock options, stock appreciation rights, RSUs and performance shares or units, settled in cash or stock. In 2006, the Committee approved RSUs only for equity-based awards to our executives and other employees, and this practice continues to date. However, consistent with its authority under our long-term incentive plans, the Committee may opt to grant other types of equity-based awards in the future.

The Committee believes that long-term incentives, together with annual incentives, provide significant incentives to our executives that promote high performance year-over-year and long-term retention.

In 2006, we granted time-based RSU awards to our executives that vest according to the following schedule: 33% at 18 months, and 67% at the third anniversary, following the grant date (the “Standard Vesting Schedule”). Any unvested portion of an executive’s RSU award is forfeited if the executive’s employment terminates prior to the vest date. The Committee may grant RSU (or other equity) awards based on a vesting schedule different from the Standard Vesting Schedule. Unless otherwise noted, RSU awards granted to our executive officers vest according to the Standard Vesting Schedule.

In November 2006, our CFO, Joseph S. Tibbetts, Jr., received both a time-based RSU award subject to the Standard Vesting Schedule, and a performance-based award of 400,000 RSUs. The performance-based RSUs vest in increments of 100,000 units when/if the average 30-day closing price of our stock equals or exceeds each of the following targets: $5.00; $10.00; $15.00; and $20.00. Any performance-based units that have not vested as of the fourth anniversary of the RSU grant date will be forfeited.

Our current executive long-term incentive granting framework involves developing RSU grant ranges for our leadership group and, within those ranges, allocating awards to our executives based on their performance during the prior year, cash compensation, amount of equity needed to achieve Median targeting, and historical equity holdings. The Committee believes this method not only ensures that each executive receives appropriate awards, but also that the awards are equitable as compared to the executive’s colleagues on our management team.

While the Company believes that both retention and long-term performance are important objectives for the long-term incentive program, the Company also believes that the “at risk” component of the long-term incentive program should be higher for our executives in more senior roles. Therefore, the ratio of RSUs to cash varies by level of participant, with our more senior executives receiving a higher percentage of their total long-term award value in the form of RSUs. In 2006, for the Named Executive Officers (as defined herein) (other than Messrs. Greenberg and Moore, who did not receive RSUs while serving as co-CEOs), 100% of their 2006 long-term incentive awards were granted in the form of RSUs.

While the Committee has not historically used formal benchmarking data to establish long-term incentive levels, it has relied on general market information to deliver long-term incentive awards that it perceives to be within Median ranges. Within general grant guidelines that the Committee authorizes, individual awards may be adjusted up or down to reflect the executive’s performance and his or her potential to contribute to the success of our initiatives to create shareholder value and other individualized considerations.

As part of our long-term incentive program, we typically grant equity awards to our executives once per year, on a pre-determined grant date that occurs shortly after the Committee approves the executive equity grants. The Committee reviews and approves the annual equity award for each executive at a scheduled meeting, usually held in July. Our internal human resources department, in conjunction with E*TRADE Financial, which provides us certain stock plan administration services, and our internal stock plan administration team, administers all executive and other employee equity awards.

Other Benefits and Perquisites

As employees of the Company, our executives are eligible to participate in all Company-sponsored benefits programs on the same basis as other full-time employees. These include the Company’s health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance) and 401(k) Plan (or its equivalent for management team members located outside of the United States). Additionally, while our executives from time to time receive certain immaterial personal benefits from the Company, in 2006 the value of these perquisites for each executive did not exceed $10,000. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives.

Employment Contracts

The Company maintains employment agreements with Messrs. Tibbetts, Wexler and Oversohl, and currently is in the process of negotiating an employment contract with Mr. Herrick. These agreements contain severance arrangements and other benefits to the executives. Further, Mr. Tibbetts’ employment agreement contains provisions that provide him certain financial benefits in the case of a change in control of Sapient. Employment contracts and change in control provisions for the foregoing officers (except Mr. Herrick, whose agreement is not yet complete) are described on pages 34-37 of this proxy statement. Finally, all of our executives have agreed to covenants that protect Sapient against the executives joining a competitor, and/or soliciting Sapient clients and employees.

Pay-for-Performance

As noted, we use multiple vehicles to create a strong link between pay and performance:

•	The annual cash bonus program rewards participants for the achievement of short-term, operational goals (either through generating revenue or helping to create efficiencies in programs that help reduce costs) as well as contributions to our Strategic Context. As mentioned above, we use the annual bonus plan as a means to focus the organization on the achievement of annual performance goals.

•	RSUs reward participants for long-term commitment to Sapient. We believe our use of RSUs is appropriate, particularly given our general philosophy of aiming to link compensation to actual performance and to de-emphasize “fixed” compensation, accordingly, by positioning executive base salaries at not above Median. As noted, our RSU grants generally vest over 3 years and are intended to promote senior management continuity, which is necessary to facilitate the achievement of our long-term objectives.

The Committee maintains discretion to make adjustments (upward or downward) to an executive’s incentive compensation if Company and/or individual goals are not achieved.

2006 Compensation Actions

The Committee reviews and approves salary levels for our executive officers typically on an annual basis, in July. For 2006, our Named Executive Officers salaries increased over their 2005 salaries by an average of 8.23%. Additionally, as illustrated in our Summary Compensation Table on page 29 of this proxy statement, base salaries for our five most highly paid executives in 2006 represented between 8% and 52% of total compensation for these individuals, excluding benefits.

For 2006, we paid total annual incentives of $688,957 to our Named Executive Officers. In the aggregate, these actual amounts represent 58% of the executives’ target annual incentive for 2006, based on Company and individual performance relative to Company/individual goals for 2006.

In 2006, we granted an aggregate of 979,500 RSU awards to our Named Executive Officers.

Impact of Tax and Accounting on Compensation Decisions

When determining amounts of equity grants to executives and employees under our long-term incentive program, the Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard No. 123(R) (revised 2004), grants of stock options, restricted stock, RSUs and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is equal to the fair value of the stock on the grant date times the number of stock units granted. For stock options (if granted with time-based vesting), the cost is equal to the fair value of the option on the grant date using a Black-Scholes option pricing model times the number of options granted. RSUs granted with market-based vesting are valued using a lattice model. With respect to both RSUs and stock options, this expense is amortized over the requisite service or vesting period.

Further, as noted, the Committee is currently in the process of qualifying certain future executive compensation for purposes of Section 162(m). In this regard, we are seeking shareholder approval at our 2007 Annual Meeting of Stockholders of an amendment to our 1998 Stock Incentive Plan that will enable cash and equity awards granted thereunder to qualify for the tax benefits available under Section 162(m).

Finally, we currently are reviewing our executives’ employment agreements to determine the tax impact/implications of severance arrangements for which the executives are eligible under the agreements.

Report of the Compensation Committee on Executive Compensation

The report by this Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Sapient Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis report contained in this proxy statement. Based on this review and discussion, the Compensation Committee has approved the inclusion of the Compensation Discussion and Analysis report in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Gary S. McKissock, Chairperson
Jeffrey M. Cunningham
Darius W. Gaskins, Jr.

Summary of Compensation

The following table sets forth compensation for the fiscal year ended December 31, 2006 with respect to our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers who earned more than $100,000 in fiscal 2006. We refer to these officers in this proxy statement as the “Named Executive Officers.”

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Alan J. Herrick(5)	2006	$300,000	$251,003	$104,528	$255,844	$1,250	$912,625
Chief Executive Officer
Joseph S. Tibbetts, Jr.(6)	2006	$61,026	$706,238	—	$29,225	$1,250	$797,739
Chief Financial Officer
Alan M. Wexler	2006	$255,000	$88,845	$91,654	$200,486	$1,250	$637,235
Senior Vice President, North America
Sheeroy D. Desai(7)	2006	$250,000	$113,294	$88,971	$110,031	$1,250	$563,546
Executive Vice President, Chief Operating Officer
Christian Oversohl(8)	2006	$263,766	$92,311	$57,434	$93,371	—	$506,882
Vice President, General Management, Europe
Jerry A. Greenberg(9)	2006	$39,583	—	—	—	$70,148	$109,731
Former Co-Chairman and Chief Executive Officer
J. Stuart Moore(10)	2006	$29,167	—	—	—	—	$29,167
Former Co-Chairman and Co-Chief Executive Officer
Scott J. Krenz(11)	2006	$181,160	$6,329	$918	—	—	$188,407
Former Chief Financial Officer
Susan D. Cooke(12)	2006	$209,427	$10,614	$23,011	—	$1,250	$244,302
Former Chief Financial Officer

(1)	Amounts reflect the compensation cost of restricted stock held by the Named Executive Officer for 2006, calculated in accordance with SFAS 123(R) expensed over the vesting period of the restricted stock, but do not include any assumed forfeitures.

(2)	Amounts reflect the compensation cost of stock options held by the Named Executive Officers for 2006, calculated in accordance with SFAS 123(R) and using the Black-Scholes valuation model utilizing the Company’s assumptions expensed over the vesting period of the stock options, but do not include any assumed forfeitures. No stock options were granted to executives in 2006.

(3)	Reflects bonus payouts made in 2007 relating to performance in 2006.

(4)	Other than as noted in Footnote (9) below, this column only includes the value of the Company’s 401(k) contributions for each executive in 2006. The Named Executive Officers from time to time received certain immaterial personal benefits from the Company in 2006; however, the value of these perquisites for each executive did not exceed $10,000.

(5)	Amounts reflect equity-based awards granted to Mr. Herrick, and payments according to Mr. Herrick’s base salary, unadjusted by his appointment as Chief Executive Officer in October 2006. However, with respect to Mr. Herrick’s 2006 cash bonus, the portion for the period prior to October 2006 is calculated on an unchanged basis, and the portion applicable to the remainder of 2006 when Mr. Herrick served as CEO is set at $70,000 to reflect Mr. Herrick’s increased responsibilities.

(6)	Mr. Tibbetts started his position as CFO of the Company on October 30, 2006. The Company awarded Mr. Tibbetts 625,000 restricted stock units (“RSUs”) on November 1, 2006, of which 400,000 RSUs are performance-based RSUs that vest contingent on the Company’s stock price performance; and 225,000 RSUs are subject to time-based vesting.

(7)	On January 29, 2007, Mr. Desai announced his resignation as Chief Operating Officer of Sapient Corporation, effective March 31, 2007.

(8)	As Dr. Oversohl is compensated in Euros, his base salary was converted using an average of the 2006 Euro to American Dollar exchange rate of $1.25603.

(9)	Mr. Greenberg resigned from Sapient Corporation on October 16, 2006. As of December 31, 2006, Mr. Greenberg had earned $70,148 pursuant to a consulting agreement entered into by and between Mr. Greenberg and the Company, of which $57,923 had been paid and $12,225 was payable (see “Certain Relationships and Related Transactions” on page 37 of this proxy statement).

(10)	Mr. Moore resigned as Co-Chief Executive Officer of Sapient Corporation on June 1, 2006.

(11)	Mr. Krenz resigned from Sapient Corporation on August 10, 2006.

(12)	Ms. Cooke resigned from Sapient Corporation on October 16, 2006.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted to each of the Named Executive Officers as of December 31, 2006.

		Estimated Future
		Payouts	All Other Stock
		Under Non-Equity	Awards:		Exercise or
		Incentive Plan	Number of		Base Price of	Full Fair Value
		Awards(2)	Shares of		Option/Awards	of Equity
Name	Grant Date(1)	Target ($)	Stock or Units (#)		($/Sh)(3)	Award ($)(4)

Alan J. Herrick	7/17/2006	$299,167	225,000		$5.00	$1,125,000
Joseph S. Tibbetts, Jr.	11/1/2006	$175,000	625,000	(5)	$5.45	$2,020,090
Alan M. Wexler	7/17/2006	$210,491	30,000		$5.00	$150,000
	10/2/2006		20,000		$5.18	$103,600
Sheeroy D. Desai	7/17/2006	$275,000	40,000		$5.00	$200,000
Christian Oversohl	10/2/2006	$215,862	22,000		$5.18	$113,960
Jerry A. Greenberg	—	N/A	—		—	—
J. Stuart Moore	—	N/A	—		—	—
Scott J. Krenz	—	—	—		—	—
Susan D. Cooke	6/19/2006	—	17,500		$5.01	$0	(6)

(1)	This column shows the SFAS 123(R) date of the grant. The restricted stock grants for the Named Executive Officers other than Mr. Tibbetts and Ms. Cooke were approved by the Compensation Committee effective on July 17, 2006 and October 2, 2006, at a grant price of $5.00 and $5.18, respectively, which was the closing price of Sapient stock on the grant date. On October 16, 2006, the Company’s Board of Directors approved a new-hire restricted stock award for Mr. Tibbetts, which was granted on November 1, 2006 at a grant price of $5.45, the closing price of Sapient stock on the grant date. The award consists of 225,000 RSUs subject to time-based vesting, and 400,000 RSUs subject to performance-based vesting. The start of the relevant performance period for this grant begins on November 1, 2006 and extends until November 1, 2010.

(2)	For all current executives, the target reflects 30-100% of base salary.

(3)	These prices represent Sapient’s closing stock price on the RSU grant date.

(4)	Other than as described in footnote (5) below, the Full Fair Value is determined by multiplying the number of RSUs granted in 2006 by the grant price (the closing price on the grant date).

(5)	Mr. Tibbetts was granted an initial grant of 475,000 RSUs on November 1, 2006, of which 400,000 RSUs vest contingent on Sapient’s stock price performance. The value of these 400,000 RSUs subject to performance-based vesting is calculated using a lattice model. The remaining 75,000 RSUs are subject to time-based vesting and the value reflects the number of shares times the grant price. Additionally, Mr. Tibbetts will receive 75,000 RSUs, also subject to time-based vesting, on each of the first and second anniversary of the date of grant of the initial grant, respectively, each with terms identical to those of the initial grant.

(6)	As of Ms. Cooke’s October 16, 2006 resignation date, no portion of the award had vested and the award was canceled.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2006.

	Option Awards					Stock Awards
								Equity Incentive Plan
									Plan
									Awards:
								Plan	Market
								Awards:	or Payout
								Number of	Value of
							Market	Unearned	Unearned
							Value of	Shares,	Shares,
	Number of	Number of				Number of	Shares or	Units or	Units or
	Securities	Securities				Shares or	Units of	Other	Other
	Underlying	Underlying				Units of	Stock That	Rights	Rights
	Unexercised	Unexercised	Option		Option	Stock That	Have Not	That	That
	Options (#)	Options (#)	Exercise		Expiration	Have Not	Vested(1)	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)		Date	Vested (#)	($)	Vested (#)	Vested ($)

Alan J. Herrick	—	—	—		—	23,550(5)	$129,290	—	—
	—	—	—		—	225,000(6)	$1,235,250	—	—
	8,000	—	$4.16		4/28/2007	—	—	—	—
	19,000	—	$6.11		9/11/2007	—	—	—	—
	49,716	—	$9.25		5/11/2008	—	—	—	—
	70,000	—	$11.00		12/15/2008	—	—	—	—
	60,000	—	$34.55		11/1/2009	—	—	—	—
	1,000	—	$35.75		2/28/2010	—	—	—	—
	10,000	—	$10.31		3/15/2011	—	—	—	—
	10,000	—	$10.90		5/15/2011	—	—	—	—
	22,500	—	$5.93		12/3/2011	—	—	—	—
	22,500	—	$7.25		1/2/2012	—	—	—	—
	18,150	—	$1.47		5/31/2012	—	—	—	—
	18,150	—	$1.76	*	5/31/2012	—	—	—	—
	18,700	—	$1.55		6/18/2012	—	—	—	—
	45,000	15,000(2)	$3.14	*	6/16/2013	—	—	—	—
	25,000	25,000(3)	$6.04		6/1/2014	—	—	—	—
	7,500	7,500(4)	$7.92		12/17/2014	—	—	—	—
Joseph S. Tibbetts, Jr.(7)	—	—	—		—	225,000	$1,235,250	300,000	$1,647,000
Alan M. Wexler	—	—	—		—	18,000(11)	$98,820	—	—
	—	—	—		—	30,000(12)	$164,700	—	—
	—	—	—		—	20,000(13)	$109,800	—	—
	28,000	—	$12.89		4/13/2008	—	—	—	—
	20,000	—	$11.00		12/15/2008	—	—	—	—
	12,000	—	$16.31		4/13/2009	—	—	—	—
	20,000	—	$53.63		1/14/2010	—	—	—	—
	3,660	—	$35.75		2/28/2010	—	—	—	—
	7,500	—	$10.31		3/15/2011	—	—	—	—
	7,500	—	$10.90		5/15/2011	—	—	—	—
	1	—	$5.93		12/3/2011	—	—	—	—
	7,500	—	$7.25		1/2/2012	—	—	—	—
	25,000	—	$1.47		5/31/2012	—	—	—	—

	Option Awards					Stock Awards
								Equity Incentive Plan
									Plan
									Awards:
								Plan	Market
								Awards:	or Payout
								Number of	Value of
							Market	Unearned	Unearned
							Value of	Shares,	Shares,
	Number of	Number of				Number of	Shares or	Units or	Units or
	Securities	Securities				Shares or	Units of	Other	Other
	Underlying	Underlying				Units of	Stock That	Rights	Rights
	Unexercised	Unexercised	Option		Option	Stock That	Have Not	That	That
	Options (#)	Options (#)	Exercise		Expiration	Have Not	Vested(1)	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)		Date	Vested (#)	($)	Vested (#)	Vested ($)

	10,000	10,000(8)	$2.82		6/16/2013	—	—	—	—
	5,000	10,000(9)	$6.04		6/1/2014	—	—	—	—
	10,000	10,000(10)	$7.92		12/17/2014	—	—	—	—
Sheeroy D. Desai	—	—	—		—	26,025(16)	$142,877	—	—
	—	—	—		—	40,000(17)	$219,600	—	—
	200,000	—	$8.48		10/13/2008	—	—	—	—
	2,202	—	$35.75		2/28/2010	—	—	—	—
	15,000	—	$46.22		5/25/2010	—	—	—	—
	50,000	—	$10.31		3/15/2011	—	—	—	—
	50,000	—	$10.90		5/15/2011	—	—	—	—
	25,001	—	$5.93		12/3/2011	—	—	—	—
	12,499	—	$6.46	*	12/3/2011	—	—	—	—
	37,500	—	$7.25		1/2/2012	—	—	—	—
	43,550	—	$1.47		5/31/2012	—	—	—	—
	21,450	—	$1.76	*	5/31/2012	—	—	—	—
	22,500	—	$2.82		6/16/2013	—	—	—	—
	45,000	22,500(14)	$3.14	*	6/16/2013	—	—	—	—
	25,000	25,000(15)	$6.04		6/1/2014	—	—	—	—
Christian Oversohl	—	—	—		—	7,500(20)	$41,175	—	—
	—	—	—		—	6,375(21)	$34,999	—	—
	—	—	—		—	22,000(22)	$120,780	—	—
	65,354	—	$28.69		11/13/2010	—	—	—	—
	7,500	—	$5.93		12/3/2011	—	—	—	—
	7,500	—	$7.25		1/2/2012	—	—	—	—
	10,000	10,000(18)	$2.82		6/16/2013	—	—	—	—
	21,250	21,250(19)	$6.04		6/1/2014	—	—	—	—
Jerry A. Greenberg(23)	—	—	—		—	—	—	—	—
J. Stuart Moore(24)	—	—	—		—	—	—	—	—
Scott J. Krenz(25)	—	—	—		—	—	—	—	—
Susan D. Cooke	—	—	—		—	—	—	—	—
	30,000	—	$6.47		12/15/2007	—	—	—	—
	31,800	—	$11.00		12/15/2008	—	—	—	—
	32,000	—	$51.16		1/18/2010	—	—	—	—
	8,000		$58.88	*	1/18/2010	—	—	—	—
	2,202	—	$35.75		2/28/2010	—	—	—	—
	20,000	—	$10.31		3/15/2011	—	—	—	—
	20,000	—	$10.90		5/15/2011	—	—	—	—
	11,250	—	$5.93		12/3/2011	—	—	—	—
	11,250	—	$7.25		1/2/2012	—	—	—	—
	26,800		$1.47		5/31/2012	—	—	—	—
	13,200	—	$1.76	*	5/31/2012	—	—	—	—
	33,750	—	$2.82		6/16/2013	—	—	—	—
	10,000	—	$6.04		6/1/2014	—	—	—	—

*	Options were amended, as filed with the SEC, to avoid the adverse tax consequences of Section 409A of the Internal Revenue Code of 1986, as amended, by increasing the exercise price of the affected portion of the option award to the fair market value on the date of grant.

(1)	Assumes a stock price of $5.49 as of December 29, 2006 to calculate the in-the-money value of unvested equity.

(2)	Stock options become fully exercisable on July 1, 2007.

(3)	Stock options become exercisable in equal installments on each of June 1, 2007 and June 1, 2008.

(4)	Stock options become exercisable in equal installments on each of December 17, 2007 and December 17, 2008.

(5)	Restricted stock vests in equal installments on each of July 1, 2007, July 1, 2008, and July 1, 2009.

(6)	74,250 shares of restricted stock vest on January 17, 2008, and 150,750 shares of restricted stock vest on July 17, 2009.

(7)	Of the 225,000 RSUs subject to time-based vesting and valued at $1,235,250 in this table, 75,000 RSUs are awarded to Mr. Tibbetts on each of the first and second anniversary of the date of grant of the Initial Grant, November 1, 2006, provided Mr. Tibbetts is still employed by the Company. The 300,000 RSUs listed on this table and valued at $1,647,000 are the unvested portion of an RSU grant that vests in the following amounts if and when the average 30-day closing price of the Company’s common stock as listed on the Nasdaq Global Select Market equals or exceeds the following per share prices, provided Mr. Tibbetts is still employed by the Company on each such vesting date: 100,000 shares at $10.00 per share; 100,000 shares at $15.00 per share; and 100,000 shares at $20.00 per share. The value of the unvested shares was calculated using a lattice model.

(8)	Stock options become fully exercisable on July 1, 2007.

(9)	Stock options become exercisable in equal installments on each of June 1, 2007 and June 1, 2008.

(10)	Stock options become exercisable in equal installments on each of December 17, 2007 and December 17, 2008.

(11)	Restricted stock vests in equal installments on each of July 1, 2007, July 1, 2008 and July 1, 2009.

(12)	9,900 shares of restricted stock vest on January 17, 2008 and 20,100 shares of restricted stock vest on July 17, 2009.

(13)	6,600 shares of restricted stock vest on April 2, 2008 and 13,400 shares of restricted stock vest on October 2, 2009.

(14)	Due to Mr. Desai’s resignation from the Company on March 31, 2007, the unvested shares underlying this stock option have terminated.

(15)	Due to Mr. Desai’s resignation from the Company on March 31, 2007, the unvested shares underlying this stock option have terminated.

(16)	Due to Mr. Desai’s resignation from the Company on March 31, 2007, the unvested shares underlying this restricted stock award have terminated.

(17)	Due to Mr. Desai’s resignation from the Company on March 31, 2007, the unvested shares underlying this restricted stock award have terminated.

(18)	Stock options become exercisable in equal installments on each of July 1, 2007 and July 1, 2008.

(19)	Stock options become exercisable in equal installments on each of June 1, 2007 and June 1, 2008.

(20)	Restricted stock fully vests on July 1, 2007.

(21)	Restricted stock vests in equal installments on each of July 1, 2007, July 1, 2008, and July 1, 2009.

(22)	7,260 shares of restricted stock vest on April 2, 2008 and 14,740 shares of restricted stock vest on October 2, 2009.

(23)	Mr. Greenberg received no stock options, restricted stock or other equity-based awards during his tenure at the Company.

(24)	Mr. Moore received no stock options, restricted stock or other equity-based awards during his tenure at the Company.

(25)	All of Mr. Krenz’s outstanding equity awards terminated upon his August 10, 2006 resignation.

Option Exercises and Stock Vested

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the vesting of stock awards, during fiscal 2006 by each of the Named Executive Officers.

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares
	Shares	Realized	Acquired on	Value
	Acquired on	Upon	Vesting	Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

Alan J. Herrick	—	—	7,850	$41,605
	—	—	12,500	$65,750
Joseph S. Tibbetts, Jr.	—	—	100,000	$575,000
Alan M. Wexler(1)	10,000	$45,548	6,000	$31,800
	7,499	$15,523	6,250	$32,875
	5,000	$8,925	—	—
Sheeroy D. Desai	—	—	8,675	$45,978
	—	—	8,750	$46,025
Christian Oversohl	—	—	7,500	$39,750
	—	—	2,125	$11,263
Jerry A. Greenberg	—	—	—	—
J. Stuart Moore	—	—	—	—
Scott J. Krenz	—	—	3,000	$15,900
Susan D. Cooke	—	—	1,875	$9,938

(1)	Mr. Wexler exercised stock options in 2006 as follows:

Shares	Exercise Date	FMV	Strike Price

10,000	02/22/2006	$7.37	$2.82
7,499	03/03/2006	$8.00	$5.93
5,000	03/06/2006	$7.83	$6.04

Pension Benefits

We have no pension plans or long-term incentive plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or deferred compensation plans.

Employment, Severance and Change of Control Agreements

Employment Agreements

The Company has entered into employment agreements with certain of its Named Executive Officers, as described below. Additionally, all of our executives have agreed to covenants that protect Sapient against the executives joining a competitor, and/or soliciting Sapient clients and employees.

Joseph S. Tibbetts, Jr.  On October 16, 2006, the Company and Mr. Tibbetts entered into an agreement pursuant to which the parties agree that Mr. Tibbetts will serve as Senior Vice Present and Chief Financial

Officer of Sapient. The agreement has no set term and indicates that Mr. Tibbetts’ employment is on an “at-will” basis. Under the agreement, Mr. Tibbetts’ annual base salary is $350,000 and he is entitled to a prorated performance bonus with a target of $175,000 for 2006, and eligible for a performance bonus with a target of not less than $175,000 for 2007. Mr. Tibbetts was awarded 625,000 RSUs, of which 400,000 are subject to performance-based vesting, and 225,000 are subject to time-based vesting. The 400,000 performance-based RSUs, vest in four equal installments, if and when the average 30-day closing price of the Company’s common stock on the Nasdaq Global Select Market equals or exceeds $5.00, $10.00, $15.00, and $20.00, respectively, provided he is still employed by the Company at the time such vesting occurs. Of the 225,000 RSUs subject to time-based vesting, 75,000 are granted upon employment (the “Initial Grant”), with 24,750 vesting 18 months from the date of grant of the Initial Grant, and 50,250 vesting on the third anniversary of the Initial Grant. Additionally, 75,000 RSUs will commence vesting on each of the first and second anniversary of the Initial Grant, respectively, on vesting terms identical to the vesting terms of the Initial Grant.

If his employment is terminated by the Company without Cause or by Mr. Tibbetts for Good Reason, and other than pursuant to a Change-in-Control (as these terms are defined in the agreement), the Company is required to provide Mr. Tibbetts compensation equal to 150% of his base salary and target bonus amount, benefits continuation, and the acceleration of certain outstanding RSUs. In the event of a Change-in-Control, all outstanding RSUs held by Mr. Tibbetts shall become fully vested. Should Mr. Tibbetts be terminated within the two-year period following such Change-in-Control, he will be paid a lump-sum payment equal to 200% of his base salary and target bonus amount. See “Potential Payments on Termination or Change-in-Control” below.

Alan M. Wexler.  On April 1, 2002, the Company entered into a letter agreement with Alan M. Wexler, pursuant to which Mr. Wexler is entitled to severance compensation in an amount equal to one year of base salary and bonus payments if he is terminated by the Company without cause.

Christian Oversohl.  On January 8, 2005, Sapient GmbH, a Company subsidiary of which the Company is the sole shareholder, entered into an agreement with Dr. Oversohl, under which it is agreed that Dr. Oversohl, a Vice President of the Company, will serve as Managing Director of Sapient GmbH. The agreement terminates on June 30, 2007. Pursuant to the agreement, Dr. Oversohl is entitled to severance compensation in an amount equal to 10 months of base salary payments if he is terminated by the Company without cause.

The Company is currently in the process of finalizing the terms of an employment agreement to be entered into by and between the Company and Alan J. Herrick, our Chief Executive Officer. Details of the terms and conditions of Mr. Herrick’s employment agreement will be disclosed in a filing made on Form 8-K upon finalization and execution thereof.

Potential Payments upon Termination or Change-in-Control

As described under “Employment Agreements,” above, the Company is required to make certain payments to Mr. Tibbetts upon his termination of employment. The following table shows what those payments would be, assuming a termination date of December 29, 2006. Amounts listed under the “Terminations following a Change-in-Control” column assume a December 29, 2006 Change-in-Control.

								Terminations Following a Change-in-Control
								Termination
								by the
			Termination					Company
			by the					for Cause;
			Company					Voluntary	Termination
			for Cause;					Termination	by the
			Voluntary					by the Named	Company
			Termination	Termination				Executive	Without
			by the	by the				Officer; or	Cause
			Named	Company				Termination	or by the
			Executive	Without				as a Result	Named
			Officer; or	Cause or				of Normal	Executive
			Termination	by the				Retirement,	Officer
			as a Result	Named				Death,	with Good
			of Normal	Executive		Change-in-		or Disability	Reason
			Retirement,	Officer		Control		Following a	Following a
			Death	with Good		(Without		Change-in-	Change-in-
			or Disability	Reason		Termination)		Control	Control

Cash Severance	Base Salary	Multiple	—	1.5		—		—	2.0
			$—	$525,000		—		—	$700,000
	Bonus	Multiple	—	1.5		—		—	2.0
			$—	$262,500		—		—	$350,000
Equity(1)	Value of Vested Equity(3)		$549,000	$549,000		$549,000		$549,000	$549,000
	Value of Accelerated Unvested Equity(4)		—	$137,250	(5)	$3,294,000	(6)	—	$3,294,000	(6)
Prorated Bonus(2)			—	$29,162	(7)	—		—	—
Benefits Continuation			—	$0	(8)	—		—	—
Total			$549,000	$1,502,912		$3,843,000		$549,000	$4,893,000

(1)	Represents all outstanding equity awards held by Mr. Tibbetts as of December 29, 2006.

(2)	Assumes that all bonus amounts provided under Sapient’s annual incentive bonus plan were earned in full in 2006, are based on actual performance, and are not treated as subject to the golden parachute excise tax upon a change in control. Earned amounts under Sapient’s annual incentive bonus plan are treated as paid for purposes of the severance estimates.

(3)	Represents the in-the-money value of all vested and outstanding long-term incentive awards, based on a stock price of $5.49 (the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2006). As of December 29, 2006, one fourth of the 400,000 performance-based RSUs awarded to Mr. Tibbetts were fully vested pursuant to the grant’s performance vesting schedule.

(4)	Represents the value of all accelerated equity, based on a stock price of $5.49.

(5)	Any unvested RSUs subject to performance-based vesting will continue to vest during the 90-day period following termination. Outstanding time-based RSUs will be subject to accelerated vesting such that the next scheduled vesting date will be deemed to have occurred on the date of termination. Mr. Tibbetts will be entitled to the value of 25,000 time-based RSUs as a result of accelerated vesting.

(6)	Reflects the value of all unvested time-based RSUs (225,000 shares) and all unvested performance-based RSUs (300,000 shares).

(7)	Reflects an estimated prorated target bonus amount for the period during which Mr. Tibbetts was employed in 2006, based on his October 30, 2006 employment start date.

(8)	As outlined in his employment agreement, Mr. Tibbetts is eligible for benefits continuation for the 18-month period following termination without Cause or for Good Reason. However, because Mr. Tibbetts will not be a participant in Sapient’s benefits programs until mid-2007, no value is reflected. If Mr. Tibbetts were eligible for benefits contribution, benefits would be payable in either a single lump sum or in installments upon his reaching normal retirement age (as defined as age 59 1/2). Mr. Tibbetts is not currently of retirement age.

Certain Relationships and Related Transactions

Greenberg Consulting Agreement

On October 19, 2006, Jerry A. Greenberg, the Company’s former Chief Executive Officer and current security holder covered by Item 403(a), entered into a consulting agreement with the Company to provide consulting services to the Company in respect of long-term strategic planning, ongoing client relations and general business development. The consulting agreement was effective as of October 16, 2006, has an initial term of one year and may be terminated by either party upon written notice. Per the terms of the consulting agreement, Mr. Greenberg receives $750 per hour for his services. As of March 31, 2007, Mr. Greenberg has received approximately $133,523 in payments from the Company, including out-of-pocket expenses. Mr. Greenberg’s consulting agreement was approved by the Company’s Board on October 16, 2006.

Benson Relationship to Company Consultant

Since November 2006, the Company has received compensation consulting services from Pearl Meyer & Partners, a compensation consultancy (“Pearl Meyer”). Fees paid to Pearl Meyer for services rendered in 2006 were approximately $69,000. Based on ongoing work and additional planned projects in 2007, we anticipate that aggregate fees paid to Pearl Meyer since the beginning of its engagement by the Company will be approximately $524,000.

In March 2007, the Company began discussions with James M. Benson regarding his potential service as a director of the Company. During these discussions, Mr. Benson disclosed that he is a principal of, and holder of a 17.5% ownership interest in, Clark Wamberg, LLC (“Clark Wamberg”) the parent of Pearl Meyer. Based on the aggregate fees to the Company anticipates paying to Pearl Meyer, the approximate dollar value of Mr. Benson’s interest in the transactions between the Company and Pearl Meyer is approximately $92,000.

Pre-Approval Policy with Respect to Related Party Transactions

The Company’s Audit Committee has the responsibility for the review and prior approval of all transactions between the Company and any related parties or affiliates of the officers of the Company, its officers, and directors.

Shareholder Proposals

Shareholders who wish to present proposals for inclusion in our proxy materials for our 2008 Annual Meeting should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. Those procedures require that if a shareholder wishes to submit a proposal to be considered at an annual meeting but do not want it to be included in the proxy materials, we receive the proposal in writing no less than 60 nor more than 90 days prior to the meeting, or no later than April 5, 2008, assuming our 2008 Annual Meeting will be held on June 5, 2008. In the event that notice of the date of our 2008 Annual Meeting is provided to stockholders less than 70 days beforehand and without prior public disclosure, we must receive the request no later than the close of business on the tenth day following the date on which such notice or public disclosure was made, whichever occurs first. If we fail to receive timely notice of a shareholder proposal for the 2008 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to include such proposal among the matters to be voted upon at the meeting, and to vote on any such proposal, if included.

If you want us to consider including a proposal in our proxy statement next year pursuant to Rule 14a-8 under the Exchange Act, you must deliver it to our Corporate Secretary at the Company’s principal executive office no later than February 6, 2008.

The notice must contain specified information about the shareholder submitting the proposal and the nomination. You may find additional information regarding stockholder proposals in our by-laws, which may be accessed on the Investors portion of our web site at http://www.sapient.com.

Other Matters

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting, other than those items described above. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

We will pay the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse them for their out-of-pocket expenses in connection with this distribution.

Appendix A

SAPIENT CORPORATION

1998 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 1998 Stock Incentive Plan (the “Plan”) of Sapient Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of Sapient Corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration, Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 8, Awards may be made under the Plan for up to 18,000,000* shares of common stock, $0.01 par value per share, of the Company (the “Common

     * All share numbers in this Plan document have been updated to reflect stock splits in March 1998, November 1999 and August 2000 and an amendment in 1999 to increase the number of shares authorized under the Plan.

Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit.  Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 2,000,000* per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), which Common Stock was owned by the Participant at least six months prior to such delivery;

(iii) to the extent permitted by the Board, in its sole discretion (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

(iv) any combination of the above permitted forms of payment.

6.	Restricted Stock

(a) Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

9.	Acquisition Events

(a) Definition.  An “Acquisition Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b) Consequences of an Acquisition Event on Options.  Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the “Acceleration Time”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(c) Consequences of an Acquisition Event on Restricted Stock Awards.  Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(d) Consequences of an Acquisition Event on Other Awards.  The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

10.  General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Company’s stockholders. No Awards shall be granted under the Plan after March 24, 2008, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Appendix B

AMENDMENT
TO
SAPIENT CORPORATION
1998 STOCK INCENTIVE PLAN

WHEREAS, Sapient Corporation (the “Company”) established the 1998 Stock Incentive Plan effective March 24, 1998 and authorized the issuance of options to acquire common stock, .01 par value, of the Company thereunder up to a limit specified in the Plan;

WHEREAS, on May 8, 1998 the shareholders of the Company voted to approve the Plan;

WHEREAS, the Board of Directors of the Company delegated the administration of the Plan and issuance of the options thereunder to the Compensation Committee of the Board of Directors (the “Committee”);

WHEREAS, the terms of the Plan provide that, after March 24, 2008, no further options will be permitted to be issued under the Plan;

WHEREAS, the Committee has not granted awards for all of the shares of common stock authorized under the Plan;

WHEREAS, upon recommendation of the Committee, the Board desires to amend the Plan to extend the time during which awards can be made under the Plan for a period of up to 5 years, so that the Committee may grant awards for shares remaining under the Plan that were authorized previously but remain available for awards;

WHEREAS, upon recommendation of the Committee, the Board desires to add a Plan provision that authorizes the payment of performance-based cash bonuses to eligible employees, subject to the limitations set forth herein; and

WHEREAS, Section 11(d) of the Plan reserves to the Company the right to amend the Plan, provided that no such amendment shall be effective unless and until approved by the stockholders of the Company as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of date on which such amendment is approved by stockholders of the Company:

1. Section 4(b) is amended in its entirety to read as follows:

‘‘(b) Per Participant Limit.  Subject to adjustment under Section 8, the maximum number of shares of Common Stock for which Options may be granted to any person in any calendar year and the maximum number of shares of Restricted Stock granted to any person in any calendar year will each be one million (1,000,000). The maximum number of shares subject to other stock-based Awards granted to any person in any calendar year will be one million (1,000,000) shares. The maximum dollar amount of any cash bonus payable to any single Participant under Section 6A of the Plan in any calendar year shall be two million dollars (U.S. $2,000,000). The per-Participant limits described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

2. A new Section 6A is hereby added to read in its entirety as follows:

“6A. BONUSES.  The Board may grant cash bonus awards (“Bonus Awards”) to Participants on the terms and conditions set forth herein. The Board shall select those Participants (each a “Bonus Participant”) under the Plan who shall be eligible to receive a Bonus Award, which may be a Performance Award, and the terms and conditions of each such Award, including, without limitation, with respect to Performance Criteria.

B-1

3. Section 11(c) of the Plan shall be amended to read in its entirety as follows:

“The Plan became effective on May 8, 1998, the date on which it was originally adopted by stockholders, and provided that no Awards could be granted after March 24, 2008. On March 29, 2007, the Plan was amended, subject to stockholder approval, so that no Awards could be granted after the first to occur of March 29, 2012, and the time at which no Common Stock is available for Awards. Accordingly, no Awards may be made after that date, but Awards previously granted may extend beyond that date in accordance with their terms. No Incentive Stock Option may be granted under the Plan after March 24, 2008.

4. A new Section 12 is added to read in its entirety as follows:

“12.  PERFORMANCE AWARDS.

(a) GENERALLY.  A Performance Award is an Award that is subject to Performance Criteria. The Committee, in its discretion, may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

(b) PERFORMANCE CRITERIA.  Performance criteria (“Performance Criteria”) are specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer satisfaction scores ; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Board need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Board may provide, in the case of any Award intended to qualify for such exception, that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. The Board shall have the authority to exercise subjective discretion to reduce (but not increase) awards payouts below the levels indicated by the strict application of the Performance Criteria, based on factors it deems appropriate in its sole discretion.”

Executed this 29th day of March, 2007.

SAPIENT CORPORATION

By:

Title:

B-2

Sapient

25 FIRST STREET
CAMBRIDGE, MA 02141

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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VOTE BY MAIL
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→ 0000 0000 0000

NAME	
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345
SAPIENT CORP	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAPIENT CORPORATION

02 0000000000 215063143658

Vote on Directors

1. To elect 01) James M. Benson, 02) Hermann Buerger, 03) Jeffrey M. Cunningham, 04) Darius W. Gaskins, Jr., 05) Alan J. Herrick, 06) Gary S. McKissock, 07) J. Stuart Moore, and 08) Bruce D. Parker as directors of the Company for a one-year term.

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To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

	For	Against	Abstain
2. To approve an amendment to the Company's 1998 Stock Incentive Plan.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2007.	☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Signature [PLEASE SIGN WITHIN BOX] Date

P50546

Signature (Joint Owners) Date

123,456,789,012
803062108
47

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF
SAPIENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 16, 2007

Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Alan J. Herrick and Joseph S. Tibbetts, Jr., and each of them, with full power of substitution, as Proxies, to represent and vote, as designated hereon, all shares of stock of Sapient Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held Thursday, August 16, 2007, at 9:00 a.m., local time, at the offices of the Company, 25 First Street, Cambridge, MA 02141 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE